Filed Pursuant to Rule 424(b)(5)
Registration No. 333-276323

PROSPECTUS SUPPLEMENT
(To prospectus dated January 5, 2024)

34,332,122 American Depositary Shares Representing 514,981,830 Ordinary Shares

Pre-Funded Warrants to Purchase 15,667,878 American Depositary Shares Representing 235,018,170 Ordinary Shares

Warrants to Purchase 50,000,000 American Depositary Shares Representing 750,000,000 Ordinary Shares

Placement Agent Warrants to Purchase 2,500,000 American Depositary Shares Representing 37,500,000 Ordinary Shares

Up to 68,167,878 American Depositary Shares Representing up to 1,022,518,170 Ordinary Shares underlying the Pre-Funded Warrants, Warrants and Placement Agent Warrants

We are offering 34,332,122 American Depositary Shares, or ADSs, representing 514,981,830 of our ordinary shares, to certain institutional investors pursuant to this prospectus supplement and accompanying prospectus. Each ADS represents 15 of our ordinary shares, par value NIS 0.10 per share. The purchase price of each ADS is $0.20.

We are also offering pre-funded warrants, or the pre-funded warrants, to purchase up to an aggregate of 15,667,878 ADSs, representing up to 235,018,170 of our ordinary shares, to the institutional investors pursuant to this prospectus supplement and the accompanying prospectus.  The purchase price of each pre-funded warrant is $0.1999. The pre-funded warrants will have an exercise price per ADS equal to $0.0001, are immediately exercisable and may be exercised at any time (subject to the beneficial ownership limitation) until all of the pre-funded warrants are exercised in full.

Each ADS and pre-funded warrant is being offered together with one warrant to purchase one ADSs.  Each warrant has an exercise price of $0.20 per ADS and will expire on the fifth anniversary of the original issuance date.

A holder of pre-funded warrants and warrants will not have the right to exercise any portion of its pre-funded warrants and warrants if the holder (together with such holder’s affiliates, and any persons acting as a group together with such holder or any of such holder’s affiliates or any other persons whose beneficial ownership of ADSs or ordinary shares would be aggregated with the holder’s or any of the holder’s affiliates), would beneficially own ordinary shares (including ordinary shares represented by ADSs) in excess of 4.99% (or, at the election of the holder, 9.99%) of the number of the ordinary shares outstanding immediately after giving effect to such exercise. The ADSs issuable from time to time upon exercise of the pre-funded warrants and warrants are also being offered by this prospectus supplement and the accompanying prospectus. See “Description of Securities We Are Offering” for more information.

We refer to the ADSs, the pre-funded warrants and the warrants being offered hereby and the ADSs issued or issuable upon exercise of the pre-funded warrants and the warrants being offered hereby, collectively, as the “securities.”

Our ADSs are listed on The Nasdaq Capital Market, or Nasdaq, under the symbol “BLRX.” On January 3, 2025, the closing price of the ADSs on Nasdaq was $0.27 per ADS. Our ordinary shares trade on the Tel Aviv Stock Exchange, or the TASE, under the symbol “BLRX.” On January 5, 2025, the last reported sale price of our ordinary shares on the TASE was NIS 0.076 or $0.021 per share (based on the exchange rate reported by the Bank of Israel on January 3, 2025, which was NIS = $3.656). We do not intend to apply for listing of the pre-funded warrants or warrants on the Nasdaq or any securities exchange or nationally recognized trading system. Without an active trading market, the liquidity of the pre-funded warrants and warrants will be limited.

Investing in our securities involves a high degree of risk. You should read this prospectus supplement and the accompanying prospectus as well as the information incorporated herein and therein by reference carefully before you make your investment decision. See “Risk Factors” beginning on page S-5 of this prospectus supplement and on page 3 of the accompanying prospectus to read about the factors you should consider before investing in our securities.

Neither the Securities and Exchange Commission, the Israel Securities Authority nor any state or other foreign securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per ADS and Accompanying Warrant	Per Pre-Funded Warrant and Accompanying Warrant	Total
Offering price	$0.20	$0.1999	10,000,000
Placement agent’s fees (1)	0.014	0.014	700,000
Proceeds, before expenses, to us (2)	$0.186	$0.1859	$9,300,000

(1)
We will pay the placement agent a cash fee equal to 7% of the aggregate gross proceeds. We have also agreed to (i) pay the placement agent a management fee equal to 1% of the aggregate gross proceeds, (ii) pay the placement agent $25,000 for non-accountable expenses and $40,000 for accountable expenses, and (iii) issue to the placement agent, or its designees, warrants. For additional information regarding the placement agent’s compensation please refer to “Plan of Distribution” on page S-18 of this prospectus supplement.

(2)	The amount of the offering proceeds to us presented in this table does not give effect to the exercise, if any, of the warrants.

Delivery of the ADSs and the warrants is expected to be made on or about January 7, 2025.

H.C. Wainwright & Co.
____________________________________

Prospectus Supplement dated January 6, 2025

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

Unless the context otherwise requires, all references to “BioLineRx,” “we,” “us,” “our,” the “Company” and similar designations refer to BioLineRx Ltd. and its consolidated subsidiaries.

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. We are not offering to sell or soliciting any offer to buy any security other than the securities offered by this prospectus supplement and the accompanying prospectus. In addition, we are not offering to sell or soliciting any offer to buy any securities to or from any person in any jurisdiction where it is unlawful to make an offer to or solicitation from a person in that jurisdiction. The information contained or incorporated by reference in this prospectus supplement is accurate as of the date on the front of this prospectus supplement only, regardless of the time of delivery of this prospectus supplement or of any sale of our securities. Our business, financial condition, results of operations and prospects may have changed since that date.

We have obtained the statistical data, market data and other industry data and forecasts used throughout this prospectus supplement and the accompanying prospectus from publicly available information and from reports we commissioned. We have not sought the consent of the sources to refer to the publicly available reports in this prospectus supplement and the accompanying prospectus. Although we believe these sources are reliable, estimates as they relate to projections involve numerous assumptions, are subject to risks and uncertainties, and are subject to change based on various factors, including those discussed under “Risk Factors” in this prospectus supplement and the accompanying base prospectus and under similar headings in the documents incorporated by reference herein and therein. Accordingly, investors should not place undue reliance on this information.

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ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement is a supplement to the accompanying prospectus dated January 5, 2024, that is also a part of this document. This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under the shelf registration process, from time to time, we may sell any of the securities described in the accompanying prospectus in one or more offerings. In this prospectus supplement, we provide you with specific information about this offering. This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein include important information about us, the securities being offered hereby and other information you should know before investing in the securities. This prospectus supplement also adds, updates and changes information contained in the accompanying prospectus. To the extent that any statement we make in this prospectus supplement is inconsistent with the statements made in the accompanying prospectus or in any document incorporated by reference that was filed with the SEC before the date of this prospectus supplement, the statements made in the accompanying prospectus, or such an earlier filing, as applicable, are deemed modified or superseded by the statements made in this prospectus supplement. You should read both this prospectus supplement and the accompanying prospectus as well as the additional information described in this prospectus supplement under the headings “Documents Incorporated by Reference” and “Where You Can Find More Information” on page S-20 and page S-21 before investing in the ADSs.

For investors outside the United States: We have not done anything that would permit this offering or possession or distribution of this prospectus supplement in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus supplement must inform themselves about, and observe any restrictions relating to, the offering of the securities described herein and the distribution of this prospectus supplement outside the United States.

All references in this prospectus supplement to “$,” “U.S. Dollars” and “dollars” are to United States dollars and all references to “NIS” are to New Israeli Shekels.

Throughout this prospectus supplement, references to ADSs mean ADSs or ordinary shares represented by such ADSs, as the case may be.

This prospectus supplement, the accompanying prospectus and the information incorporated by reference herein and therein include trademarks, service marks and trade names owned by us or other companies. Solely for convenience, trademarks referred to in this prospectus, including logos, artwork and other visual displays, may appear without the ® or ™ symbols. We do not intend our use or display of other companies’ trade names or trademarks to imply a relationship with, or endorsement or sponsorship of us by, any other companies. All trademarks, service marks and trade names included or incorporated by reference into this prospectus supplement or the accompanying prospectus are the property of their respective owners.
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SUMMARY

This summary highlights selected information contained elsewhere in, or incorporated by reference into, this prospectus supplement and the accompanying prospectus that we consider important. This summary does not contain all of the information you should consider before investing in the securities. You should read this summary together with the entire prospectus supplement, the accompanying prospectus and the information incorporated by reference herein and therein, including the risks related to our business, our industry, investing in the securities and our location in Israel, that we describe under “Risk Factors,” and our consolidated financial statements and the related notes, which are incorporated by reference herein and therein, before making an investment in the securities.

Overview

General

We are a biopharmaceutical company pursuing life-changing therapies in oncology and rare diseases. Our first approved product is APHEXDA® (motixafortide), a novel peptide for the treatment of stem-cell mobilization and solid tumors, with an indication in the United States for stem cell mobilization for autologous transplantation in multiple myeloma, is being developed and commercialized by Ayrmid Pharma Ltd. (globally, excluding Asia) and Gloria Biosciences (in Asia). We are also advancing the development of motixafortide for patients with pancreatic cancer and other solid tumors.

We seek to develop and commercialize a pipeline of promising therapeutic candidates that exhibit distinct advantages over currently available therapies or address unmet medical needs. Our resources are focused on advancing our therapeutic candidates through development and toward commercialization. We have generated our pipeline by systematically identifying, rigorously validating and in-licensing therapeutic candidates that we believe exhibit a high probability of therapeutic and commercial success. Our strategy includes commercializing our therapeutic candidates by way of out-licensing arrangements with biotechnology and pharmaceutical companies and evaluating, on a case-by-case basis, the commercialization of our therapeutic candidates independently.

With headquarters and development operations in Israel, we are driving innovative therapeutics with end-to-end expertise in development and commercialization, ensuring life-changing discoveries move beyond the bench to the bedside.

Recent Developments

On November 20, 2024, we entered into a license agreement, or the License Agreement, with Ayrmid Pharma Ltd., or the Licensee, pursuant to which we granted Licensee an exclusive, transferable, royalty-bearing, sublicensable license with respect to the intellectual property rights and know-how associated with motixafortide (with a tradename of APHEXDA®) in order to commercialize motixafortide across all indications, except solid tumor indications, in all territories other than Asia, collectively, the Territory.

Pursuant to the terms of the License Agreement, the Licensee is required to pay a non-refundable $10 million upfront payment within ten days of the effectiveness of the License Agreement. We are also entitled to up to $87 million of certain commercial and sales milestones based on defined sales targets of motixafortide in the Territory. Additionally, we are eligible to receive tiered double-digit royalties (ranging from 18-23%) on aggregate net sales of motixafortide on a country-by-country basis until the longer of (i) fifteen years from the date of the first sale of motixafortide by Licensee in such country, (ii) the last to expire of any licensed patents with respect to motixafortide in such country, (iii) the expiration of regulatory exclusivity in such country and (iv) the expiration of motixafortide’s orphan drug status, if any, in such country.

We and Licensee also entered into a manufacturing and supply agreement according to which we shall supply motixafortide to the Licensee during the term, on a cost-plus basis, for both commercial and development supply. Furthermore, the supply agreement provides Licensee with “step-in rights” with respect to the manufacture and supply of motixafortide upon certain trigger events. In addition, we and Licensee entered into a transition services agreement pursuant to which we will provide Licensee with certain services related to the development and commercialization of motixafortide within the Territory during a defined transition period, on a cost basis.

The License Agreement will continue on a country-by-country basis in the Territory until the expiration or early termination of the royalty term. In addition, the License Agreement may be terminated by either party in the case of a material breach or bankruptcy. Further, if our license agreement with Biokine Therapeutics Ltd., or the Upstream License, is terminated in whole or in part, the License Agreement will immediately terminate. In such event, the Licensee will have the right to enter into a direct license agreement with the licensor of such Upstream License on substantially similar terms.

Following the License Agreement, we shut down our commercial operations in the United States and undertook certain cost-cutting and workforce reduction measures. These measures are expected to reduce our annual cash burn, effective January 1, 2025, by approximately 70%. Our independent auditors do not express an opinion with respect to this prospective financial information.

In connection with the License Agreement, we entered into an amendment, or the Amendment, to the loan agreement, or the Loan Agreement, that we previously entered into in September 2022 with BlackRock EMEA Venture and Growth Lending (previously Kreos Capital VII Aggregator SCSP), or BlackRock. Pursuant to the Amendment, (i) we will make aggregate payments of $16.5 million, as partial repayment of the loan to BlackRock and in lieu of future revenue-based payments, which will be fully cancelled, (ii) effective December 1, 2024, we agreed to pay the remaining amounts outstanding under the loan (in principal and interest) over a three year period ending December 1, 2027, and (iii) our minimum cash balance requirement under the Loan Agreement has been reduced to $4 million.  All other terms of the Loan Agreement remain the same. The effectiveness of the Amendment is subject to the satisfaction of certain conditions, including, but not limited to, our receipt of the upfront payment under the License Agreement and the closing of this offering.

MTS Health Partners, L.P. (“MTS”) served as the exclusive financial advisor to the Company in connection with the License Agreement, pursuant to which the Company paid MTS a fee of $2 million.

On November 20, 2024, we also entered into a securities purchase agreement, or the Purchase Agreement, with certain funds associated with Highbridge Capital Management LLC providing for the issuance and sale, in a registered direct offering, or the November 2024 Registered Direct Offering, of 16,471,449 ADSs (or pre-funded warrants to purchase ADSs in lieu of ADSs). Each ADS and pre-funded warrant was sold together with a number of warrants equal to 50% of the aggregate number of ADSs and pre-funded warrants sold in the November 2024 Registered Direct Offering, or in total ordinary warrants to purchase up to an aggregate of 8,235,724 ADSs, at a combined purchase price of $0.5464 per ADS and accompanying ordinary warrant and $0.5463 per pre-funded warrant and accompanying ordinary warrant. The pre-funded warrants are immediately exercisable at an exercise price of $0.0001 per ADS, subject to adjustment as set forth therein, and will not expire until exercised in full. The ordinary warrants have an exercise price of $0.5900 per ADS, subject to adjustment as set forth therein, are immediately exercisable, and have a 4-year term from the issuance date. Aggregate gross proceeds from the November 2024 Registered Direct Offering (without taking into account any proceeds from any future exercises of warrants) was $9.0 million. The November 2024 Registered Direct Offering closed on November 21, 2024.

Our Corporate Information

Our principal executive offices are located at 2 HaMa’ayan Street, Modi’in 7177871, Israel, and our telephone number is +972 (8) 642-9100. Our wholly owned subsidiary, BioLineRx USA, Inc., was incorporated in Delaware on January 4, 2008, and is located at 77 Fourth Ave, Waltham, Massachusetts 02451. Our website is www.biolinerx.com. The reference to our website is an inactive textual reference only and the information contained in, or that can be accessed through, our website or any other website cited in this prospectus supplement or the accompanying prospectus is not a part of this prospectus supplement or the accompanying prospectus.

THE OFFERING

Issuer	BioLineRx Ltd.

ADSs offered by us	34,332,122 ADSs representing 514,981,830 ordinary shares.

Pre-funded warrants offered by us
Pre-funded warrants to purchase up to an aggregate of 15,667,878 ADSs, representing 235,018,170 of our ordinary shares. The purchase price of each pre-funded warrant is $0.1999. The pre-funded warrants have an exercise price of $0.0001 per ADS, are immediately exercisable (subject to the beneficial ownership limitation) and may be exercised at any time until all of the pre-funded warrants are exercised in full. We are also registering pursuant to this prospectus supplement and the accompanying prospectus the ADSs representing ordinary shares issuable from time to time upon the exercise of the pre-funded warrants in this offering. We do not intend to apply for listing of the pre-funded warrants on the Nasdaq or any other securities exchange or nationally recognized trading system. See “Description of Securities We Are Offering” for more information.

Warrants offered by us
For each ADS or pre-funded warrant purchased in this offering, each investor will receive a warrant to purchase one ADSs (or a total of warrants to purchase up to an aggregate of 50,000,000 ADSs, representing up to 750,000,000 ordinary shares). The warrants have an exercise price of $0.20 per ADS, are immediately exercisable from the date of issuance and will expire five years from the date of issuance. We are also registering pursuant to this prospectus supplement and the accompanying prospectus the ADSs representing ordinary shares issuable from time to time upon the exercise of the warrants in this offering. We do not intend to apply for listing of the warrants on the Nasdaq or any other securities exchange or nationally recognized trading system. See “Description of Securities We Are Offering” for more information.

Pre-Funded Warrants and Warrants exercise limitations
The pre-funded warrants and warrants may not be exercised if the aggregate number of ordinary shares (including ADSs representing ordinary shares) beneficially owned by the holder thereof (together with its affiliates, and any persons acting as a group together with such holder or any of such holder’s affiliates or any other persons whose beneficial ownership of ADSs or ordinary shares would be aggregated with the holder’s or any of the holder’s affiliates) would exceed 4.99% (or, at the election of the holder, 9.99%) immediately after exercise thereof.

Offering Price	$0.20 per ADS and accompanying warrant and $0.1999 per pre-funded warrant and accompanying warrant.

Ordinary shares outstanding immediately after this offering	1,997,583,825 ordinary shares (assuming no exercise of the pre-funded warrants or warrants).

The ADSs
Each ADS represents 15 ordinary shares.

The Bank of New York Mellon, or the Depositary, will be the holder of the ordinary shares underlying the ADSs and you will have rights as provided in the Deposit Agreement dated July 21, 2011 among BioLineRx Ltd., The Bank of New York Mellon, as Depositary, and all owners and holders from time to time of ADSs issued thereunder, which we refer to as the Deposit Agreement, which has been filed as an exhibit to our most recent Annual Report on Form 20-F and which is incorporated by reference in this prospectus supplement.

Subject to compliance with the relevant requirements set out herein or in the accompanying prospectus, you may cancel and surrender your ADSs to the Depositary to receive delivery of the ordinary shares underlying your ADSs.

The Depositary will charge you fees for exchanges.

As a holder of ADSs, you will not be treated as one of our shareholders and you will not have shareholder rights. You will have the rights of an ADS holder or beneficial owner of ADSs (as applicable) as provided in the Deposit Agreement. You should carefully read the “Description of American Depositary Shares” section of the accompanying prospectus and the Deposit Agreement to better understand the terms of the ADSs.

Use of Proceeds
We intend to use the net proceeds of this offering for research and development activities, the expansion of our pipeline of potential drug candidates, and working capital and general corporate purposes. See “Use of Proceeds” on page S-13.

Listings
The ADSs are listed on Nasdaq under the symbol “BLRX.” Our ordinary shares trade on the TASE under the symbol “BLRX.” There is no established public trading market for the pre-funded warrants and the warrants, and we do not expect a market to develop. We do not intend to apply for listing of the pre-funded warrants and warrants on the Nasdaq or any other securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of the pre-funded warrants and warrants will be limited.

Risk Factors
Before investing in our securities, you should carefully read and consider the “Risk Factors” beginning on page S-5 of this prospectus supplement and in the documents we incorporate by reference in this prospectus supplement and the accompanying prospectus.

Depositary	The Bank of New York Mellon.

Unless otherwise indicated, the number of ordinary shares outstanding prior to and after this offering is based on 1,482,601,990 ordinary shares, represented by 98,840,133 ADSs, outstanding as of January 6, 2025, and excludes:

•	424,365,585 ordinary shares, represented by 28,291,039 ADSs, issuable upon the exercise of outstanding warrants, at a weighted average exercise price of $0.065 per share (or $0.98 per ADS);

•	49,414,350 ordinary shares, represented by 3,294,290 ADSs issuable upon exercise of pre-funded warrants to be issued to the investors in this offering, at an exercise price of $0.0001 per ADS;

•
118,678,545 ordinary shares, represented by 7,911,903 ADSs, issuable upon the exercise of outstanding options under our Amended and Restated 2003 Share Incentive Plan, or the Share Incentive Plan, at a weighted average exercise price of $0.11 per share (or $1.65 per ADS);

•
28,333,215 ordinary shares, represented by 1,888,881 ADSs, issuable upon the vesting of restricted stock units and performance stock units under our Share Incentive Plan, with exercise prices ranging from $0 to $0.03 with respect to ordinary shares and $0 to $0.42 with respect to ADSs;

•	53,100,540 ordinary shares, represented by 3,540,036 ADSs, reserved for future issuance under the Share Incentive Plan;

•	235,018,170 ordinary shares represented by 15,667,878 ADSs issuable upon exercise of pre-funded warrants to be issued to the investors in this offering, at an exercise price of $0.0001 per ADS;

•	750,000,000 ordinary shares represented by 50,000,000 ADSs issuable upon exercise of warrants to be issued to the investors in this offering, at an exercise price of $0.20 per ADS; and

•
37,500,000 ordinary shares represented by 2,500,000 ADSs issuable upon exercise of warrants to be issued to the placement agent or its designees as compensation in connection with this offering, at an exercise price of $0.25 per ADS.

Except as otherwise indicated, all information in this prospectus supplement assumes no exercise of outstanding options and warrants.

RISK FACTORS

An investment in our securities involves a high degree of risk, you should carefully consider the risk factors set forth in our most recent Annual Report on Form 20-F, which are incorporated by reference into this prospectus supplement, as well as the following risk factors, which supplement or augment the risk factors set forth in our most recent Annual Report on Form 20-F. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus supplement. The risks and uncertainties not presently known to us or that we currently deem immaterial may also materially harm our business, operating results and financial condition and could result in a complete loss of your investment.

Risks Related to this Offering

Management has broad discretion as to the use of proceeds of this offering, and we may not use these proceeds in a manner desired by our shareholders.

Our management will have broad discretion as to the use of the net proceeds from this offering and could use them for purposes other than those contemplated at the time of this offering. Accordingly, you will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity as part of your investment decision to assess whether the proceeds are used appropriately. Our needs may change as our business evolves. As a result, the proceeds to be received in this offering may be used significantly differently than currently expected at the time of this offering. It is possible that the proceeds will be used in a way that does not yield a favorable, or any, return.

You will experience immediate dilution in book value of any ADSs you purchase.

Because the price per ADS or pre-funded warrant and associated warrant being offered is substantially higher than our net tangible book value per ADS, you will suffer substantial dilution in the net tangible book value of any ADSs or pre-funded warrants you purchase in this offering. After giving effect to the sale by us of 34,332,122  ADSs, pre-funded warrants to purchase up to an aggregate of 15,667,878 ADSs, and warrants to purchase up to an aggregate of 50,000,000 ADSs in this offering, based on a combined offering price of $0.20 per ADS and accompanying warrant and $0.1999 per pre-funded warrant and accompanying warrant, the as adjusted net tangible book value of our ADSs would have been approximately $14.6 million or $0.11 per ADS, as of September 30, 2024 (an increase in net tangible book value of approximately $0.05 per ADS to our existing shareholders). If you purchase ADSs or pre-funded warrants and associated warrants in this offering, you will suffer immediate and substantial dilution of approximately $0.09 per ADS, after deducting placement agent fees and estimated offering expenses payable by us. See “Dilution” on page S-12 for a more detailed discussion of the dilution you will incur in connection with this offering.

If we raise additional capital in the future, your ownership in us could be diluted.

In order to raise additional capital, we may at any time, offer additional ADSs, ordinary shares or other securities convertible into or exchangeable for our ADSs or ordinary shares at prices that may not be the same as the price per ADS and associated warrant in this offering. We may sell ADSs, ordinary shares or other securities in any other offering at a price per ADS or ordinary share (as applicable) that is less than the price per ADS and associated warrant paid by investors in this offering, and investors purchasing ADSs, ordinary shares or other securities in the future could have rights superior to existing holders of our securities, including investors who purchase ADSs and associated warrants in this offering. The price per share at which we sell additional ADS or ordinary shares (as applicable), or securities convertible into ADS or ordinary shares, in future transactions may be higher or lower than the price per ADS and associated warrant in this offering.

Future sales of a substantial number of ADSs in the public market or the perception that future sales may occur, could cause the market price of the ADSs to decline.

In this offering, we will sell 34,332,122 ADSs representing 514,981,830 ordinary shares, which represent approximately 26% of our outstanding ordinary shares as of January 6, 2025, after giving effect to the ordinary shares represented by the ADSs sold in this offering. In addition, we will sell pre-funded warrants to purchase up to an aggregate of 15,667,878 ADSs, representing 235,018,170 of our ordinary shares, and for each ADS and pre-funded warrant purchased in this offering, the investors will receive a warrant to purchase one ADS (a total of warrants to purchase an aggregate of 50,000,000 ADSs, represented by 750,000,000 ordinary shares). This sale and any future sales of a substantial number of ADSs in the public market or the perception that such sales may occur, could cause the market price of our ADSs to decline.

There has been and may continue to be significant volatility in the volume and price of the ADSs and ordinary shares.

The market price of the ADSs and our ordinary shares has been and may continue to be highly volatile. Factors, including the degree of market acceptance of APHEXDA; the timing, progress and results of current and future preclinical studies and clinical trials and our research and development programs; regulatory matters, concerns about our financial position, operations results, litigation, government regulation, developments or disputes relating to agreements, patents or proprietary rights, any resurgence of the COVID-19 pandemic, and the impact of the security situation in Israel, may have a significant impact on the market volume and price of the ADS and our ordinary shares. Unusual trading volume in our ADSs and our ordinary shares occurs from time to time.

There is no public market for warrants or pre-funded warrants being offered by us in this offering.

There is no established public trading market for the warrants or pre-funded warrants being offered in this offering, and we do not expect a market to develop. We do not intend to list the warrants or pre-funded warrants on any securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of the warrants and pre-funded warrants will be limited.

The warrants and pre-funded warrants are speculative in nature.

The warrants and pre-funded warrants do not confer any rights of ordinary share ownership on its holders, such as voting rights or the right to receive dividends, but rather merely represent the right to acquire ADSs at a fixed price. For example, commencing on the date of issuance, holders of the warrants and pre-funded warrants may exercise their right to acquire the ADSs and pay an exercise price for the warrants and pre-funded warrants, subject to certain adjustments, prior to the four year anniversary of the date of issuance with respect to the warrants, after which date any unexercised warrants will expire and have no further value. Moreover, following this offering, the market value of the warrants and pre-funded warrants, if any, is uncertain and there can be no assurance that the market value of warrants or and pre-funded warrants will equal or exceed their imputed offering price. There can be no assurance that the market price of the ADSs will ever equal or exceed the exercise price of the warrants and pre-funded warrants, and consequently, whether it will ever be profitable for holders of the warrants to exercise their respective warrants.

Holders of our warrants and pre-funded warrants will have no rights as ADS holders until such holders exercise their respective warrants and pre-funded warrants and acquire our ADSs.

Until holders of the warrants and pre-funded warrants acquire our ADSs upon exercise of their respective warrants, such holders will have no rights with respect to the ADSs underlying such warrants. Upon exercise of the warrants and pre-funded warrants, the holders thereof will be entitled to exercise the rights of a holder of ADSs only as to matters for which the record date occurs after the exercise date.

We may not receive any additional funds upon the exercise of the warrants and pre-funded warrants being offered.

The pre-funded warrants, and in certain limited circumstances, the warrants, may be exercised by way of a cashless exercise, meaning that the holder may not pay a cash purchase price upon exercise, but instead would receive upon such exercise the net number of ADSs determined according to the formula set forth in the warrant. Accordingly, we may not receive any additional funds upon the cashless exercise of the pre-funded warrants and warrants or if the pre-funded warrants and warrants altogether are not exercised at all.

Our ADSs and ordinary shares are listed on two markets, and this may result in price variations that could affect the trading price of our ADSs and ordinary shares.

Our ADSs are listed on Nasdaq, and our ordinary shares are listed on the TASE, both under the symbol “BLRX.” Trading in our securities on these markets is made in different currencies (U.S. Dollars on Nasdaq and NIS on the TASE), and at different times (due to the different time zones, different trading days and different public holidays in the United States and Israel). The relative trading prices of our securities on these two markets may differ due to these and other factors. Any decrease in the trading price of our securities on one exchange could cause a decrease in the trading price of our securities on the other exchange.

We conduct a substantial part of our operations in Israel and therefore our results may be adversely affected by political, economic and military instability in Israel and its region.

Our headquarters and principal executive offices, development, and some of our suppliers and third-party contractors are located in central Israel. In addition, a number of our key employees, the majority of our officers and directors are residents of Israel. Accordingly, political, economic and military conditions in Israel and the surrounding region may directly affect our business. Since the establishment of the State of Israel in 1948, a number of armed conflicts have taken place between Israel and its neighboring countries, and between Israel and the Hamas (an Islamist militia and political group in the Gaza Strip) and Hezbollah (an Islamist militia and political group in Lebanon).

In October 2023, Hamas terrorists infiltrated Israel’s southern border from the Gaza Strip and conducted a series of attacks on civilian and military targets. Hamas also launched extensive rocket attacks on the Israeli population and industrial centers located along Israel’s border with the Gaza Strip and in other areas within the State of Israel. These attacks resulted in thousands of deaths and injuries, and Hamas additionally kidnapped many Israeli civilians and soldiers. Following the attack, Israel’s security cabinet declared war against Hamas, which is ongoing.  As a result, the Israeli military began to call-up reservists for active duty. None of our employees were called up for active duty; however military service call ups that result in absences of personnel from us for an extended period of time may materially and adversely affect our business, prospects, financial condition and results of operations. As of the date hereof, we currently have 33 full-time and 4 part-time employees, with 29 employees located in Israel and 8 employees located outside of Israel.

In addition, since the commencement of the Israel-Hamas war, there have been continued hostilities along Israel’s northern border with Lebanon (with the Hezbollah terror organization) and on other fronts from various extremist groups in region, such as the Houthis in Yemen and various rebel militia groups in Syria and Iraq. Iran has also launched drone and missile attacks on military and civilian targets within Israel. It is possible that the Israel-Hamas war, Hezbollah attacks on Israel, the Houthi attacks in the Red Sea, and other ongoing conflicts will escalate into a greater regional conflict, including the potential for war between Israel and Iran, and that other countries and non-state organizations will join or escalate their involvement in such hostilities.

Any armed conflicts, terrorist activities or political instability in the region could adversely affect business conditions, could harm our results of operations and could make it more difficult for us to raise capital. Parties with whom we do business may decline to travel to Israel during periods of heightened unrest or tension, forcing us to make alternative arrangements, when necessary, in order to meet our business partners face to face. In addition, the political and security situation in Israel may result in parties with whom we have agreements involving performance in Israel claiming that they are not obligated to perform their commitments under those agreements pursuant to force majeure provisions in such agreements. Further, in the past, the State of Israel and Israeli companies have been subjected to economic boycotts. Several countries still restrict business with the State of Israel and with Israeli companies. These restrictive laws and policies may have an adverse impact on our operating results, financial condition or the expansion of our business. Any hostilities involving Israel or the interruption or curtailment of trade between Israel and its trading partners could adversely affect our operations and results of operations.

Since the beginning of the Israel-Hamas war, the international credit rating agencies have reviewed Israel’s credit rating. Fitch has lowered Israel’s credit rating from A+ to A. S&P Global Ratings lowered its long-term foreign and local currency sovereign credit ratings on Israel to A+ from AA- and the short-term ratings to A-1 from A-1+. Credit rating agencies could further lower Israel’s credit rating in the future, which could disrupt the business environment in Israel and make investors hesitant to invest or transact business in Israel.

Our commercial insurance does not cover losses that may occur as a result of events associated with the security situation in the Middle East. Although the Israeli government currently covers the reinstatement value of direct damages that are caused by terrorist attacks or acts of war, we cannot assure you that this government coverage will be maintained or, if maintained, will be sufficient to compensate us fully for damages incurred. Any losses or damages incurred by us could have a material adverse effect on our business, financial condition and results of operations.

Since the war broke out on October 7, 2023, our operations have not been adversely affected by this situation, and we have not experienced disruptions to our clinical studies. Our commercial operations including the manufacturing operations and supply of APHEXDA take place in the United States and therefore remain unaffected by the war against Hamas. However, the intensity and duration of Israel’s current war against Hamas is difficult to predict at this stage, as are such war’s economic implications on our business and operations and on Israel’s economy in general.  Prolonged and/or heightened instability could adversely impact our business, financial condition and results of operations in the future.

Finally, political conditions within Israel may affect our operations. Israel has held five general elections between 2019 and 2022, and prior to October 2023, the Israeli government pursued extensive changes to Israel’s judicial system, which sparked extensive political debate and unrest. To date, these initiatives have been substantially put on hold. Actual or perceived political instability in Israel or any negative changes in the political environment, may individually or in the aggregate adversely affect the Israeli economy and, in turn, our business, financial condition, results of operations and growth prospects.

If we fail to comply with the continued listing requirements of the Nasdaq Capital Market, our ADSs may be delisted and the price of our ADSs and our ability to access the capital markets could be negatively impacted.

Our ADSs are listed on the Nasdaq Capital Market. As such, we are required to meet the continued listing requirements of the Nasdaq Capital Market and other Nasdaq rules, including those regarding director independence and independent committee requirements, minimum shareholders’ equity, minimum share price and certain other corporate governance requirements. In particular, we are required to maintain a minimum bid price for our listed ADSs of $1.00 per share.

On May 13, 2024, we were notified by the Nasdaq Stock Market, LLC, or Nasdaq, that we were not in compliance with the minimum bid price requirements set forth in Nasdaq Listing Rule 5550(a)(2) for continued listing on the Nasdaq Capital Market. Nasdaq Listing Rule 5550(a)(2) requires listed securities to maintain a minimum bid price of $1.00 per share, and Nasdaq Listing Rule 5810(c)(3)(A) provides that a failure to meet the minimum bid price requirement exists if the deficiency continues for a period of 30 consecutive business days. The notification provided that we had 180 calendar days, or until November 11, 2024, to regain compliance with Nasdaq Listing Rule 5550(a)(2). To regain compliance, the bid price of our ADSs must have a closing bid price of at least $1.00 per share for a minimum of 10 consecutive business days. Since we did not regain compliance by November 11, 2024, we requested and received from The Nasdaq Capital Market an additional 180 calendar days, or until May 12, 2025, to comply with the minimum bid price. If we fail to regain compliance during the second compliance period, then Nasdaq will notify us of its determination to delist our ADSs, at which point we will have an opportunity to appeal the delisting determination to a Hearings Panel.

No assurance can be given that we will be able to regain compliance with the rule. If we do not meet these or other continued listing requirements, our ADSs could be delisted. A delisting of our ADSs from Nasdaq could materially reduce the liquidity of our ADSs and result in a corresponding material reduction in the price of our ADSs. In addition, delisting could harm our ability to raise capital through alternative financing sources on terms acceptable to us, or at all, and may result in the potential loss of confidence by investors, employees and fewer business development opportunities and strategic alternatives. There can be no assurance that our ADSs, if delisted from the Nasdaq Capital Market in the future, would be listed on a national securities exchange, a national quotation service, the Over-The-Counter Markets or the pink sheets. Delisting from the Nasdaq Capital Market, or even the issuance of a notice of potential delisting, would also result in negative publicity, make it more difficult for us to raise additional capital, adversely affect the market liquidity of our ADSs, reduce security analysts’ coverage of us and diminish investor, supplier and employee confidence. Additionally, the threat of delisting or a delisting of our ADSs from the Nasdaq Capital Market, could reduce the number of investors willing to hold or acquire our ADSs, thereby further restricting our ability to obtain equity financing, and it could reduce our ability to retain, attract and motivate our directors, officers and employees. In addition, as a consequence of any such delisting, our share price could be negatively affected and our shareholders would likely find it more difficult to sell, or to obtain accurate quotations as to the prices of, our ADSs.

FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated herein and therein by reference contain statements and information that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These include statements regarding management’s expectations, beliefs and intentions regarding, among other things, the potential benefits of APHEXDA, the plans and objectives of management for future operations and expectations and commercial potential of APHEXDA, as well as its potential investigational uses. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. In some cases, you can identify forward-looking statements by terms including “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” “will,” and “would,” and similar expressions intended to identify forward-looking statements. Factors that could cause or contribute to these differences include those listed below as well as those discussed in the section entitled “Risk Factors” contained in our most recent Annual Report on Form 20-F.

You should not put undue reliance on any forward-looking statements. Our actual results could differ materially from those discussed in the forward-looking statements. Unless we are required to do so under U.S. federal securities laws or other applicable laws, we do not intend to update or revise any forward-looking statements. Readers are encouraged to consult our filings made on Form 6-K, which are periodically filed with or furnished to the SEC.

Factors that could cause our actual results to differ materially from those expressed or implied in such forward-looking statements include, but are not limited to:

•
the clinical development, commercialization and market acceptance of our therapeutic candidates, including the degree and pace of market uptake of APHEXDA for the mobilization of hematopoietic stem cells for autologous transplantation in multiple myeloma patients;

•	the initiation, timing, progress and results of our preclinical studies, clinical trials and other therapeutic candidate development efforts;
•
the clinical development, commercialization and market acceptance of our therapeutic candidates, including the degree and pace of market uptake of APHEXDA for the mobilization of hematopoietic stem cells for autologous transplantation in multiple myeloma patients;

•	the initiation, timing, progress and results of our preclinical studies, clinical trials and other therapeutic candidate development efforts;
•	our ability to advance our therapeutic candidates into clinical trials or to successfully complete our preclinical studies or clinical trials;
•	whether the clinical trial results for APHEXDA will be predictive of real-world results;
•	our receipt of regulatory approvals for our therapeutic candidates and the timing of other regulatory filings and approvals;
•	whether access to APHEXDA is achieved in a commercially viable manner and whether APHEXDA receives adequate reimbursement from third-party payors;
•	our ability to establish, manage, and maintain corporate collaborations, as well as the ability of our collaborators to execute on their development and commercialization plans;
•	our ability to integrate new therapeutic candidates and new personnel, as well as new collaborations;
•
the interpretation or characterization of the properties and characteristics of our therapeutic candidates and of the results obtained with our therapeutic candidates in preclinical studies or clinical trials;

•	the implementation of our business model and strategic plans for our business and therapeutic candidates;
•
the scope of protection we are able to establish and maintain for intellectual property rights covering our therapeutic candidates and our ability to operate our business without infringing the intellectual property rights of others;

•
estimates of our expenses, future revenues, capital requirements and our needs for and ability to access sufficient additional financing, including any unexpected costs or delays in the ongoing commercialization of APHEXDA;

•	risks related to changes in healthcare laws, rules and regulations in the United States or elsewhere;
•	competitive companies, technologies and our industry;
•	our ability to maintain the listing of our ADSs on The Nasdaq Capital Market;
•	statements as to the impact of the political and security situation in Israel on our business, which may exacerbate the magnitude of the factors discussed above; and
•	those factors referred to in “Risk Factors,” in this Prospectus Supplement as well as in our most recent Annual Report on Form 20-F.

CAPITALIZATION

The following table presents our capitalization as of September 30, 2024:

•	on an actual basis;

•
on a pro forma basis after giving effect to (A) the sale in the November 2024 Registered Direct Offering (i) 4,121,493 ADSs, representing 61,822,395 ordinary shares, and warrants to purchase up to an aggregate of 2,060,746 ADSs, representing 30,911,190 ordinary shares, at a combined purchase price of $0.5464 per ADS and associated warrant, and (ii) pre-funded warrants to purchase up to an aggregate of 12,349,956 ADSs, representing 185,249,340 ordinary shares, and warrants to purchase up to an aggregate of 6,174,978 ADSs, representing 92,624,670 ordinary shares in the November 2024 Registered Direct Offering, at a combined purchase price of $0.5463 per pre-funded warrant and associated warrant, and after offering expenses payable by us in connection with the November 2024 Registered Direct Offering, resulting in net proceeds of approximately $8.9 million, (B) the sale of an aggregate of 5,676,396 ADSs representing 85,145,940 ordinary shares at an average price of $0.29 per ADS, for aggregate gross proceeds of approximately $1.6 million, after deducting sales agent fees and estimated aggregate offering expenses payable by us and (C) the issuance of 9,051,631 ADSs representing 135,774,465 ordinary shares following the cashless exercise of pre-funded warrants initially issued in the November 2024 Registered Direct Offering; and

•
on a pro forma as adjusted basis after giving effect to the sale in this offering of (i) 34,332,122 ADSs, representing 514,981,830 ordinary shares, and warrants to purchase up to an aggregate of 50,000,000 ADSs, representing 750,000,000 ordinary shares, at a combined purchase price of $0.20 per ADS and associated warrant, and (ii) pre-funded warrants to purchase up to an aggregate of 15,667,878 ADSs, representing 235,018,170 ordinary shares, and warrants to purchase up to an aggregate of 50,000,000 ADSs, representing 750,000,000 ordinary shares in this offering, at a combined purchase price of $0.1999 per pre-funded warrant and associated warrant, and after estimated offering expenses payable by us in connection with this offering, resulting in net proceeds of approximately $8.9 million.

This table should be read in conjunction with our financial statements and the notes thereto incorporated by reference herein and the accompanying prospectus.

	As of September 30, 2024
	Actual	Pro Forma	Pro Forma As Adjusted

Non-Current Liabilities:
Long-term loan, net of current maturities	17,982	17,982	17,982
Lease liabilities	1,293	1,293	1,293
Total non-current liabilities	$19,275	$19,275	$19,275
Shareholders’ equity:
Ordinary shares, NIS 0.10 par value, 5,000,000,000 authorized; 1,199,859,190 shares issued and outstanding (actual); 1,346,827,525 shares issued and outstanding (pro forma); 1,861,809,355 shares issued and outstanding (pro forma as adjusted)	$34,430	$38,411	$52,497
Share premium	353,005	351,858	331,343
Warrants	1,408	6,357	13,288
Capital reserve	17,718	17,718	17,718
Other comprehensive loss	(1,416)	(1,416)	(1,416)
Accumulated deficit	(396,640)	(396,674)	(397,375)
Total equity	8,505	16,254	16,055
Total non- current liabilities and equity	$27,780	$35,529	$35,330

The above table is based on 1,199,859,190 ordinary shares, represented by 79,990,613 ADSs outstanding as of September 30, 2024 and excludes as of such date:

•	61,822,395 ordinary shares, represented by 4,121,493 ADSs issued in the November 2024 Registered Direct Offering;

•	85,145,940 ordinary shares, represented by 5,676,396 ADSs issued in January 2025 through its “at-the-market” equity offering program with H.C. Wainwright & Co., LLC, as sales agent;

•	300,829,719 ordinary shares, represented by 20,055,315 ADSs, issuable upon the exercise of outstanding warrants, at a weighted average exercise price of $0.08 per share (or $1.13 per ADS);

•
118,411,755 ordinary shares, represented by 7,894,117 ADSs, issuable upon the exercise of outstanding options under our Amended and Restated 2003 Share Incentive Plan, or the Share Incentive Plan, at a weighted average exercise price of $0.11 per share (or $1.71 per ADS);

•
32,431,095 ordinary shares, represented by 2,162,073 ADSs, issuable upon the vesting of restricted stock units and performance stock units under our Share Incentive Plan, with exercise prices ranging from $0 to $0.03 with respect to ordinary shares and $0 to $0.42 with respect to ADSs;

•	49,269,450 ordinary shares, represented by 3,284,630 ADSs, reserved for future issuance under the Share Incentive Plan;

•
185,249,340 ordinary shares represented by 12,349,956 ADSs issuable upon exercise of pre-funded warrants issued in the November 2024 Registered Direct Offering, at an exercise price of $0.0001 per ADS, of which 135,774,465 ordinary shares represented by 9,051,631 ADSs were issued following the cashless exercise of such pre-funded warrants after September 30, 2024;

•	123,535,860 ordinary shares represented by 8,235,724 ADSs issuable upon exercise of warrants to be issued in the November 2024 Registered Direct Offering, at an exercise price of $0.5900 per ADS;

•	235,018,170 ordinary shares represented by 15,667,878 ADSs issuable upon exercise of pre-funded warrants to be issued to the investors in this offering, at an exercise price of $0.0001 per ADS;

•	750,000,000 ordinary shares represented by 50,000,000 ADSs issuable upon exercise of warrants to be issued to the investors in this offering, at an exercise price of $0.20 per ADS; and

•
37,500,000 ordinary shares represented by 2,500,000 ADSs issuable upon exercise of warrants to be issued to the placement agent or its designees as compensation in connection with this offering, at an exercise price of $0.25 per ADS.

DILUTION

If you invest in the ADSs or pre-funded warrants and accompanying warrants, your interest will be diluted immediately to the extent of the difference between the public offering price per ADS or pre-funded warrant and associated warrant and the as adjusted net tangible book value per ADS after this offering.

The net tangible book value of our ADSs as of September 30, 2024 was $(4.7) million, or $(0.06) per ADS. Net tangible book value per ADS represents the amount of our total tangible assets less total liabilities divided by the total number of our ordinary shares outstanding as of September 30, 2024, multiplied by 15 (i.e., the number of ordinary shares underlying each ADS).

After giving effect on a pro forma basis to (A) the sale in the November 2024 Registered Direct Offering (i) 4,121,493 ADSs, representing 61,822,395 ordinary shares, and warrants to purchase up to an aggregate of 2,060,746 ADSs, representing 30,911,198 ordinary shares, at a combined purchase price of $0.5464 per ADS and associated warrant, and (ii) pre-funded warrants to purchase up to an aggregate of 12,349,956 ADSs, representing 185,249,340 ordinary shares, and warrants to purchase up to an aggregate of 6,174,978 ADSs, representing 92,624,670 ordinary shares in the November 2024 Registered Direct Offering, at a combined purchase price of $0.5463 per pre-funded warrant and associated warrant, and after offering expenses payable by us in connection with the November 2024 Registered Direct Offering, resulting in net proceeds of approximately $8.9 million and (B) the sale of an aggregate of 5,676,396 ADSs representing 85,145,940 ordinary shares at an average price of $0.29 per ADS, for aggregate gross proceeds of approximately $1.6 million, after deducting sales agent fees and estimated aggregate offering expenses payable by us, our pro forma net tangible book value as of September 30, 2024 would have been approximately $5.8 million, or $0.06 per ADS.

After giving further effect to the sale of 34,332,122 ADSs and accompanying warrants and/or pre-funded warrants and accompanying warrants in this offering at a combined offering price of $0.20 per ADS and accompanying warrant and $0.1999 per pre-funded warrant and accompanying warrant, and after deducting estimated offering expenses payable by us, our pro forma as-adjusted net tangible book value as of September 30, 2024 would have been approximately $14.6 million, or $0.11 per ADS. This represents an immediate increase in net tangible book value of $0.05 per ADS to our existing holders of ADSs and an immediate dilution in net tangible book value of approximately $0.09 per ADS to purchasers of the ADSs and accompanying warrants in this offering, as illustrated by the following table:

Offering price per ADS and accompanying warrant		$0.2
Net tangible book value per ADS as of September 30, 2024	$(0.06)
Increase in net tangible book value per ADS attributable to the pro forma adjustments described above	0.12
Pro forma net tangible book value per ADSe as of September 30, 2024		0.06
Increase in net tangible book value per ADS attributable to investors purchasing ADSs and accompanying warrants in this offering	0.05
Pro forma as adjusted net tangible book value per ADS as of September 30, 2024		0.11
Dilution per ADS to investors purchasing the ADSs and accompanying warrants in this offering		$0.09

The above table is based on 1,199,859,190 ordinary shares, represented by 79,990,613 ADSs outstanding as of September 30, 2024 and excludes as of such date:

•	61,822,395 ordinary shares, represented by 4,121,493 ADSs issued in the November 2024 Registered Direct Offering;

•	85,145,940 ordinary shares, represented by 5,676,396 ADSs issued in January 2025 through its “at-the-market” equity offering program with H.C. Wainwright & Co., LLC, as sales agent;

•	300,829,719 ordinary shares, represented by 20,055,315 ADSs, issuable upon the exercise of outstanding warrants, at a weighted average exercise price of $0.08 per share (or $1.13 per ADS);

•
118,411,755 ordinary shares, represented by 7,894,117 ADSs, issuable upon the exercise of outstanding options under our Amended and Restated 2003 Share Incentive Plan, or the Share Incentive Plan, at a weighted average exercise price of $0.11 per share (or $1.71 per ADS);

•
32,431,095 ordinary shares, represented by 2,162,073 ADSs, issuable upon the vesting of restricted stock units and performance stock units under our Share Incentive Plan, with exercise prices ranging from $0 to $0.03 with respect to ordinary shares and $0 to $0.42 with respect to ADSs;

•	49,269,450 ordinary shares, represented by 3,284,630 ADSs, reserved for future issuance under the Share Incentive Plan;

•
185,249,340 ordinary shares represented by 12,349,956 ADSs issuable upon exercise of pre-funded warrants issued in the November 2024 Registered Direct offering, at an exercise price of $0.0001 per ADS, of which 135,774,465 ordinary shares represented by 9,051,631 ADSs were issued following the cashless exercise of such pre-funded warrants after September 30, 2024;

•	123,535,860 ordinary shares represented by 8,235,724 ADSs issuable upon exercise of warrants to be issued in the November 2024 Registered Direct Offering, at an exercise price of $0.5900 per ADS;

•	235,018,170 ordinary shares represented by 15,667,878 ADSs issuable upon exercise of pre-funded warrants to be issued to the investors in this offering, at an exercise price of $0.0001 per ADS;

•	750,000,000 ordinary shares represented by 50,000,000 ADSs issuable upon exercise of warrants to be issued to the investors in this offering, at an exercise price of $0.20 per ADS; and

•
37,500,000 ordinary shares represented by 2,500,000 ADSs issuable upon exercise of warrants to be issued to the placement agent or its designees as compensation in connection with this offering, at an exercise price of $0.25 per ADS.

To the extent that any of these outstanding options or warrants are exercised or we issue additional ADSs or ordinary shares under our equity incentive plans, there will be further dilution to new investors. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to new investors participating in this offering.

USE OF PROCEEDS

We estimate that the net proceeds received by us from this offering, after estimated offering expenses payable by us, will be approximately $8.9 million.

These estimates exclude the proceeds, if any, from the exercise pre-funded warrants and warrants sold in this offering. If all of the pre-funded warrants and warrants sold in this offering were to be exercised, we would receive additional net proceeds of approximately $10.6 million. We cannot predict when or if these pre-funded warrants and warrants will be exercised. It is possible that the warrants may expire without being exercised and the pre-funded warrants may never be exercised.

We intend to use the net proceeds of this offering for research and development activities, the expansion of our pipeline of potential drug candidates, and working capital and general corporate purposes. The amounts and timing of our use of the net proceeds will vary depending on a number of factors, including the amount of cash generated or used by our operations, and the rate of growth, if any, of our business. As a result, we will retain broad discretion in the allocation of the net proceeds of this offering.

Pending our use of the net proceeds from this offering, we intend to invest the net proceeds in a variety of capital preservation investments, including short-term, investment-grade, interest-bearing instruments and U.S. government securities.

DESCRIPTION OF SECURITIES WE ARE OFFERING

The material terms and provisions of our ADSs and ordinary shares are described under the headings “Description of American Depositary Shares” and “Description of Ordinary Shares,” respectively, in this prospectus supplement and the accompanying prospectus.

Our ADSs are listed on Nasdaq under the symbol “BLRX.” Our ordinary shares trade on the TASE under the symbol “BLRX.”

The depositary for the ADSs representing our ordinary shares is The Bank of New York Mellon. Its address is 240 Greenwich Street, New York, New York 10286 and its telephone number is (212) 495-1784.

Warrants

The following is a summary of the material terms and provisions of the warrants that are being offered hereby. This summary is subject to and qualified in its entirety by the form of warrant, which has been provided to the investors in this offering and will be filed with the SEC as an exhibit to a Report on Form 6-K in connection with this offering and incorporated by reference into the registration statement of which this prospectus forms a part. Prospective investors should carefully review the terms and provisions of the form of warrant for a complete description of the terms and conditions of the warrants.

Duration and Exercise Price

The warrants offered hereby will have an exercise price of $0.20 per ADS. The warrants will be immediately exercisable and may be exercised until the fifth anniversary of the issuance date. The exercise price and numbers of ADSs issuable upon exercise are subject to appropriate adjustment in the event of share dividends, share splits, reorganizations or similar events affecting our ADSs or ordinary shares. The warrants will be issued separately from the ordinary shares offered hereby, and may be transferred separately immediately thereafter. Warrants will be issued in certificated form only.

Exercisability

The warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of ADSs purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder of warrants (together with its affiliates, and any persons acting as a group together with such holder or any of such holder’s affiliates or any other persons whose beneficial ownership of ADSs or ordinary shares would be aggregated with the holder’s or any of the holder’s affiliates) may not exercise any portion of such holder’s warrants to the extent that the holder would beneficially own more than 4.99% (or, at the election of the holder, 9.99%)  of our outstanding ordinary shares (including ordinary shares represented by ADSs) immediately after giving effect to the exercise, except that upon notice from the holder to us, the holder may increase or decrease such beneficial ownership limitation, provided that any increase to such beneficial ownership limitation requires at least 61 days’ prior notice from the holder to us and the beneficial ownership limitation in no event exceeds 9.99% of the number of ordinary shares (including ordinary shares represented by ADSs) outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the warrants.

The exercise price per ADS under the warrant is subject to appropriate adjustment in the event of recapitalization events, share dividends, share splits, share combinations, reclassifications, reorganizations or similar events affecting our ADSs or ordinary shares.

Cashless Exercise

If, at the time a holder exercises its warrants, a registration statement registering the issuance of the ADSs underlying the warrants under the Securities Act of 1933, as amended, or the Securities Act, is not then effective or available for the issuance to or resale by the holder of such ADSs, then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of ADSs determined according to a formula set forth in the warrant.

Fundamental Transactions

If, at any time while the warrants are outstanding, (1) we, directly or indirectly, consolidate or merge with or into another person, (2) we, directly or indirectly, sell, lease, license, assign, transfer, convey or otherwise dispose of all or substantially all of our assets and the assets of our subsidiaries, (3) any direct or indirect purchase offer, tender offer or exchange offer (whether by us or another person) is completed pursuant to which holders of our ordinary shares (including ordinary shares underlying ADSs) are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of our outstanding ordinary shares (including ordinary shares underlying ADSs), (4) we, directly or indirectly, effect any reclassification, reorganization or recapitalization of our ordinary shares or any compulsory share exchange pursuant to which our Ordinary Shares and/or ADSs are converted into or exchanged for other securities, cash or property, or (5) we, directly or indirectly, consummate a share purchase agreement or other business combination with another person whereby such other person acquires 50% or more of our outstanding ordinary shares (including ordinary shares underlying ADSs) or 50% or more of the voting power of our ordinary equity, each, a “Fundamental Transaction”, then upon any subsequent exercise of the warrants, the holders thereof will have the right to receive the same amount and kind of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of the number of ordinary shares or ADSs then issuable upon exercise of the warrant, and any additional consideration payable as part of the Fundamental Transaction. Notwithstanding anything to the contrary, in the event of a Fundamental Transaction, the holder will have the right to require us or a successor entity to repurchase its warrants at the Black Scholes value; provided, however, that if the Fundamental Transaction is not within our control, including not approved by our board of directors, the holder shall only be entitled to receive the same type or form of consideration (and in the same proportion), at the Black Scholes value of the unexercised portion of its warrants, that is being offered and paid to the holders of ADSs a in connection with the Fundamental Transaction.

Transferability

In accordance with its terms and subject to applicable laws, a warrant may be transferred at the option of the holder upon surrender of the warrant to us together with the appropriate instruments of transfer and payment of funds sufficient to pay any transfer taxes (if applicable).

Fractional Shares

No fractional ADSs or ordinary shares will be issued upon the exercise of the warrants. Rather, the number of ADSs to be issued will, at our election, either be rounded up to the nearest whole number or we will pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the exercise price.

Exchange Listing

There is no established trading market for the warrants, and we do not expect a market to develop. We do not intend to apply for a listing for the warrants on any securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of the warrants will be limited.

No Rights as an ADS Holder

Except as otherwise provided in the warrants or by virtue of the holders’ ownership of ADS or ordinary shares, the holders of warrants do not have the rights or privileges of holders of ADS or our ordinary shares, including any voting rights, until such warrant holders exercise their warrants. The holders of warrants do not have any rights of holders of ADSs until such time as ADSs are acquired, following exercise of warrants for ordinary shares and subsequent deposit thereof with the depositary and delivery of ADSs.

Governing Law

The warrants are governed by New York law.

Pre-Funded Warrants

The following is a summary of the material terms and provisions of the pre-funded warrants that are being offered hereby. This summary is subject to and qualified in its entirety by the form of pre-funded warrants, which has been provided to the investor in this offering and which will be filed with the SEC as an exhibit to our Report of Foreign Private Issuer on Form 6-K in connection with this offering and incorporated by reference into the registration statement of which this prospectus forms a part. Prospective investors should carefully review the terms and provisions of the form of warrant for a complete description of the terms and conditions of the pre-funded warrants.

The term “pre-funded” refers to the fact that the purchase price of our ADSs in this offering includes almost the entire exercise price that will be paid under the pre-funded warrants, except for a nominal remaining exercise price of $0.0001. The purpose of the pre-funded warrants is to limit the beneficial ownership of the investors to 4.99% (or, at the election of the holder, 9.99%) of our ordinary shares (including ordinary shares represented by ADSs) following the consummation of this offering and enable the investors to make an investment in our securities without exceeding such beneficial ownership limitation, by receiving pre-funded warrants in lieu of ADSs which would result in such ownership of more than 4.99% (or, at the election of the holder, 9.99%) and receive the ability to exercise their option to purchase the ADS underlying the pre-funded warrants at such nominal price at a later date.

Duration and Exercise Price

Each pre-funded warrants is exercisable for one ADS, with an exercise price equal to $0.0001 per ADS, at any time that the pre-funded warrants is outstanding. There is no expiration date for the pre-funded warrants. The holder of pre-funded warrants will not be deemed a holder of our underlying ADSs until the pre-funded warrants is exercised.

Exercisability

A holder of pre-funded warrants will not have the right to exercise any portion of its pre-funded warrants if the holder (together with such holder’s affiliates, and any persons acting as a group together with such holder or any of such holder’s affiliates or any other persons whose beneficial ownership of ADSs or ordinary shares would be aggregated with the holder’s or any of the holder’s affiliates) would beneficially own a number of ADSs in excess of 4.99% (or, at the election of the holder, 9.99%) of the ordinary shares (including ordinary shares represented by ADSs) then outstanding after giving effect to such exercise. However, any pre-funded warrant holder may increase or decrease such percentage to any other percentage not in excess of 9.99%, provided that any increase in such percentage shall not be effective until 61 days following notice from the holder to us.

The exercise price and the number of ADSs issuable upon exercise of the pre-funded warrants is subject to appropriate adjustment in the event of recapitalization events, share dividends, share splits, share combinations, reclassifications, reorganizations or similar events affecting our ADSs or ordinary shares.

Cashless Exercise

In lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of ADSs determined according to a formula set forth in the pre-funded warrants.

Fundamental Transaction

 In the event of a Fundamental Transaction, then upon any subsequent exercise of the pre-funded warrants, a holder thereof will have the right to receive the same amount and kind of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of the number of ADSs then issuable upon exercise of the pre-funded warrant, and any additional consideration payable as part of the fundamental transaction.

Transferability

In accordance with its terms and subject to applicable laws, a pre-funded warrant may be transferred at the option of the holder upon surrender of the pre-funded warrant to us together with the appropriate instruments of transfer and payment of funds sufficient to pay any transfer taxes (if applicable).

Fractional Shares

No fractional ADSs or ordinary shares will be issued upon the exercise of the warrants. Rather, the number of ADSs to be issued will, at our election, either be rounded up to the nearest whole number or we will pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the exercise price.

Exchange Listing

There is no established trading market for the pre-funded warrants, and we do not expect a market to develop. We do not intend to apply to list the pre-funded warrants on any securities exchange or other nationally recognized trading system.  Without an active trading market, the liquidity of the pre-funded warrants will be limited.

No Rights as an ADS holder

Except as otherwise provided in the pre-funded warrants or by virtue of the holders’ ownership of ADS or ordinary shares, the holders of pre-funded warrants do not have the rights or privileges of holders of ADSs or our ordinary shares, including any voting rights, until such pre-funded warrant holders exercise their pre-funded warrants. The holders of pre-funded warrants do not have any rights of holders of ADSs until such time as ADSs are acquired, following exercise of pre-funded warrants for ordinary shares and subsequent deposit thereof with the depositary and delivery of ADSs.

Governing Law

The pre-funded warrants are governed by New York law.

Placement Agent Warrants

This summary is subject to and qualified in its entirety by the form of placement agent warrant, which has been provided to the placement agent in this offering.

The material terms of the placement agent warrants are substantially the same as those issuable to the investors, as described above, with the exception of the following terms:  (a) the exercise price of the placement agent warrants is $0.25 per ADS, (b) the beneficial ownership limitation is 4.99%, (c) holders of placement agent warrants are not entitled to receive cash dividends or distribution or return of capital in the form of cash made to holders of ordinary shares or ADSs and (d) the placement agent warrants have a term of five years from the commencement of the sales pursuant to this offering.  See “Plan of Distribution”.

PLAN OF DISTRIBUTION

Pursuant to an engagement agreement dated July 24, 2024, as amended on December 30, 2024, we have engaged H.C. Wainwright & Co., LLC, or the placement agent, to act as our exclusive placement agent in connection with this offering of our ADSs and warrants pursuant to this prospectus supplement and accompanying prospectus. Under the terms of the engagement agreement, the placement agent has agreed to be our exclusive placement agent, on a reasonable best efforts basis, in connection with the issuance and sale by us of our ADSs in this takedown from our shelf registration statement. The terms of this offering were subject to market conditions and negotiations between us, the placement agent and prospective investors. The engagement agreement does not give rise to any commitment by the placement agent to purchase any of our securities, and the placement agent will have no authority to bind us by virtue of the engagement agreement. Further, the placement agent does not guarantee that it will be able to raise new capital in any prospective offering.

We have entered into a securities purchase agreement directly with investors in connection with this offering, and we will only sell our securities offered hereby to investors who have entered into the securities purchase agreement.

We expect to deliver the ADSs and the warrants being offered pursuant to this prospectus supplement and the accompanying prospectus on or about January 7, 2025, subject to satisfaction of certain customary closing conditions.

We have agreed to pay the placement agent a total cash fee equal to 7.0% of the gross proceeds of this offering. We will also pay the placement agent a management fee equal to 1.0% of the gross proceeds raised in this offering, a non-accountable expense allowance of $25,000, $40,000 for accountable expenses and clearing fees of $15,950. We estimate our total expenses associated with the offering, excluding placement agent fees and expenses, will be approximately $0.2 million.

In addition, we agreed to issue warrants to the placement agent to purchase a number of ADSs equal to 5% of the aggregate number of ADSs sold to the investors in this offering, or 2,500,000 ADSs. The placement agent warrants will have an exercise price of $0.25 per ADS, which is equal to 125% of the combined offering price per ADS and accompanying warrant in this offering, and will have a term of five years from the commencement of the sales pursuant to this offering. The placement agent warrants will be exercisable immediately. The placement agent warrants will have substantially the same terms as the warrants being sold to the investors, with the exception of the following terms: (a) the exercise price of the placement agent warrants is $0.25 per ADS, (b) the beneficial ownership limitation is 4.99%, (c) holders of placement agent warrants are not entitled to receive cash dividends or distribution or return of capital in the form of cash made to holders of ordinary shares or ADSs and (d) the placement agent warrants have a term of five years from the commencement of the sales pursuant to this offering. The placement agent warrants are registered on the registration statement of which this prospectus supplement is a part.

The following table sets forth the per ADS and accompanying warrant and total cash placement agent’s fees we will pay to the placement agent in connection with the sale of the ADSs pursuant to this prospectus supplement and the accompanying prospectus:

	Per ADS and Accompanying Warrant	Per Pre-Funded Warrant and Accompanying Warrant	Total
Offering price	$0.20	$0.1999	10,000,000
Placement agent’s fees (1)	0.014	0.014	700,000
Proceeds, before expenses, to us (2)	$0.186	$0.1859	$9,300,000

(1)
We will pay the placement agent a cash fee equal to 7% of the aggregate gross proceeds. We have also agreed to (i) pay the placement agent a management fee equal to 1% of the aggregate gross proceeds, (ii) pay the placement agent $25,000 for non-accountable expenses and $40,000 for accountable expenses, and (iii) issue to the placement agent, or its designees, warrants.

(2)	The amount of the offering proceeds to us presented in this table does not give effect to the exercise, if any, of the warrants.

After deducting those fees and expenses due to the placement agent and our other estimated offering expenses, we expect the net proceeds from this offering to be approximately $8.9 million.

Tail Financing Payments

We have agreed that the placement agent shall be entitled to compensation, with respect to any public or private offering or other financing or capital-raising transaction of any kind, a Tail Financing, to the extent that such financing or capital is provided to the Company by investors whom the placement agent had contacted during the term of its engagement or introduced to the Company during the term of the placement agent’s engagement by the Company if such Tail Financing is consummated at any time within the ten-month period following the expiration or termination of the placement agent’s engagement by the Company.

Lock-up Restrictions

Pursuant to the securities purchase agreement with the investors in this offering, we have agreed that, for a period of 60 days following the closing of this offering, we will not issue, enter into an agreement to issue or announce the issuance or proposed issuance of our ADSs, ordinary shares or ordinary shares equivalents.

We have also agreed that, for a period of twelve months following the closing date of this offering, we will not (i) issue or sells any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive, additional ADSs or ordinary shares either (A) at a conversion price, exercise price or exchange rate or other price that is based upon, and/or varies with, the trading prices of or quotations for the ADSs or ordinary shares at any time after the initial issuance of such debt or equity securities or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to our business or the market for the ADSs or ordinary shares or (ii) enter into, or effects a transaction under, any agreement, including, but not limited to, an equity line of credit, “at-the-market” offering or similar transactions whereby we may issue securities at a future determined price, such transactions in (i) and (ii) above being “Variable Rate Transactions”. However, the prohibition of Variable Rate Transactions as described above shall not restrict us from issuing ADSs and/or ordinary shares under an at the market offering program with the placement agent as the sales agent following the date that is 60 days after the closing date of this offering.

In addition, all of our directors and executive officers have agreed with the placement agent, subject to certain exceptions, not to offer, sell, contract to sell, hypothecate, pledge or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise), directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, with respect to, any shares of our common stock or securities convertible into or exercisable or exchangeable for our common stock, for a period of 60 days after the closing of this offering.

Indemnification

We have agreed to indemnify the placement agent and specified other persons against certain civil liabilities, including liabilities under the Securities Act, and the Securities Exchange Act of 1934, as amended, or the Exchange Act, and to contribute to payments that the placement agent may be required to make in respect of such liabilities.

Regulation M

The placement agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it, and any profit realized on the resale of the securities sold by it while acting as principal, might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, the placement agent would be required to comply with the requirements of the Securities Act and the Securities Exchange Act of 1934, as amended, or Exchange Act, including, without limitation, Rule 415(a)(4) under the Securities Act, Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of ADSs, ordinary shares and warrants by the placement agent acting as principal. Under these rules and regulations, the placement agent:

•	may not engage in any stabilization activity in connection with our securities; and

•
may not bid for or purchase any of our securities, or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution in the securities offered by this prospectus supplement.

Other Relationships

The placement agent and its affiliates may have provided us and our affiliates in the past, and may provide from time to time in the future, certain commercial banking, financial advisory, investment banking and other services for us and such affiliates in the ordinary course of their business, for which they have received, and may continue to receive, customary fees and commissions. In addition, from time to time, the placement agent and their affiliates may effect transactions for their own account or the account of customers, and hold on behalf of themselves or their customers, long or short positions in our debt or equity securities or loans, and may do so in the future. However, except as disclosed in this prospectus supplement, we have no present arrangements with the placement agent for any further services.

The placement agent acted as our exclusive placement agent in connection with our registered direct offerings we consummated in May and June 2020 and September 2022, our sole underwriter in connection with the bought deal offering we consummated in January 2021, and as our sales agent in our at-the-market offering programs for which it received compensation.

LEGAL MATTERS

Greenberg Traurig, P.A., Tel Aviv, Israel, has passed upon certain legal matters regarding the securities offered hereby under U.S. law, and FISCHER (FBC & Co.), Tel Aviv, Israel, has passed upon certain legal matters regarding the securities offered hereby under Israeli law.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Annual Report on Internal Control over Financial Reporting) incorporated in this prospectus supplement by reference to the Annual Report on Form 20-F/A for the year ended December 31, 2023 have been so incorporated in reliance on the report (which contains an explanatory paragraph related to our ability to continue as a going concern as described in Note 1(c) to the financial statements) of Kesselman & Kesselman, Certified Public Accountants (Isr.), a member firm of PricewaterhouseCoopers International Limited, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form F-3 under the Securities Act, relating to this offering of securities. This prospectus supplement does not contain all of the information contained in the registration statement. The rules and regulations of the SEC allow us to omit certain information from this prospectus supplement that is included in the registration statement. Statements made in this prospectus supplement concerning the contents of any contract, agreement or other document are summaries of all material information about the documents summarized, but are not complete descriptions of all terms of these documents. If we filed any of these documents as an exhibit to the registration statement, you may read the document itself for a complete description of its terms.

We are subject to the informational requirements of the Exchange Act, applicable to foreign private issuers. In accordance with the Exchange Act, we file reports, including annual reports on Form 20-F containing financial statements audited by an independent accounting firm. We also furnish to the SEC, under cover of Reports of Foreign Private Issuer on Form 6-K, material information required to be made public by us or filed by us with and made public by any stock exchange or distributed by us to our shareholders. Such reports and other information filed with the SEC are available to the public over the Internet at the SEC’s website at http://www.sec.gov. So long as our ordinary shares are traded on the TASE, these SEC filings are also available to the public on the Israel Securities Authority’s Magna website at www.magna.isa.gov.il and the TASE’s website at http://www.maya.tase.co.il. Our SEC filings are also generally available from commercial document retrieval services. We also generally make available on our own website (www.biolinerx.com) our quarterly and year-end financial statements as well as other information.

As a foreign private issuer, we are exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements to shareholders, and our officers, directors and principal shareholders are exempt from the “short-swing profits” reporting and liability provisions contained in Section 16 of the Exchange Act and related Exchange Act rules. In addition, we are not required under the Exchange Act to file periodic reports and financial statements as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

We maintain a corporate website at www.biolinerx.com. Information contained on, or that can be accessed through, our website does not constitute a part of this prospectus supplement. We have included our website address in this prospectus supplement solely as an inactive textual reference.

DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows us to incorporate by reference our publicly filed reports into this prospectus supplement, which means that information included in those reports is considered part of this prospectus supplement. Information that we file with the SEC after the date of this prospectus supplement will automatically update and supersede the information contained in this prospectus supplement.

This prospectus supplement incorporates by reference the documents listed below, which have been previously filed with the SEC:

•	our Annual Report on Form 20-F/A for the year ended December 31, 2023, filed with the SEC on March 26, 2024;

•
our Reports on Form 6-K filed with the SEC on April 1, 2024, April 10, 2024, April 17, 2024, May 6, 2024, May 17, 2024, May 24, 2024, May 28, 2024, May 30, 2024, June 18, 2024, August 15, 2024, August 19, 2024, October 1, 2024, October 16, 2024, November 5, 2024, November 12, 2024, November 21, 2024, November 25, 2024 and January 6, 2025 (to the extent expressly incorporated by reference into our effective registration statements filed by us under the Securities Act); and

•
the description of our ordinary shares and ADSs contained in Exhibit 2.2 to our Annual Report on Form 20-F for the year ended December 31, 2023, filed with the SEC on March 26, 2024, and any amendment or report filed for the purpose of further updating that description.

We also incorporate by reference into this prospectus supplement and the accompanying prospectus additional documents that we may file with the SEC under sections 13(a), 13(c), 14 or 15(d) of the Exchange Act and certain Reports on Form 6-K that we furnish to the SEC (but only to that extent that such Form 6-K states that it is incorporated by reference herein), in each case from the date of this prospectus supplement until we have sold all of the securities to which this prospectus supplement relates or the offering is otherwise terminated.

The SEC maintains an Internet site at http://www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers like us that file electronically with the SEC.

We will furnish without charge to you, on written or oral request, a copy of any or all of the above documents, other than exhibits to such documents which are not specifically incorporated by reference therein. You should direct any requests for documents to:

BioLineRx Ltd. Modi’in Technology Park 2 HaMa’ayan Street Modi’in 7177871, Israel Attention: Corporate Secretary Tel.: +972-8-642-9100 e-mail: IR@BioLineRx.com

The information relating to us contained in this prospectus is not comprehensive and should be read together with the information contained in the incorporated documents. Descriptions contained in the incorporated documents as to the contents of any contract or other document may not contain all of the information which is of interest to you. You should refer to the copy of such contract or other document filed as an exhibit to our filings.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the State of Israel. Service of process upon us and upon our directors and officers and the Israeli experts named in this prospectus supplement, substantially all of whom reside outside of the United States, may be difficult to obtain within the United States. Furthermore, because substantially all of our assets and substantially all of our directors and officers are located outside the United States, any judgment obtained in the United States against us or any of our directors and officers may not be collectible within the United States.

We have been informed by our legal counsel in Israel, FISCHER (FBC & Co.), that it may be difficult to initiate an action with respect to U.S. securities laws in Israel. Israeli courts may refuse to hear a claim based on an alleged violation of U.S. securities laws on the basis that Israel is not the most appropriate forum in which to bring such a claim. In addition, even if an Israeli court agrees to hear a claim, it may determine that Israeli law and not U.S. law is applicable to the claim. There is little binding case law in Israel addressing these matters. If U.S. law is found to be applicable, the content of applicable U.S. law must be proved as a fact by expert witnesses which can be a time-consuming and costly process. Certain matters of procedure will also be governed by Israeli law.
Subject to certain time limitations, legal procedures and exceptions, Israeli courts may enforce a U.S. judgment in a civil matter which is non-appealable, including a judgment based upon the civil liability provisions of the Securities Act and the Exchange Act and including a monetary or compensatory judgment in a non-civil matter, provided that, among other things:

•	the judgment was rendered by a court which was, according to the laws of the state of the court, competent to render the judgment;
•
the obligation imposed by the judgment is enforceable according to the rules relating to the enforceability of judgments in Israel and the substance of the judgment is not contrary to public policy; and

•	the judgment is executory in the state in which it was given.

Even if these conditions are met, an Israeli court may not declare a foreign civil judgment enforceable if:

•	the judgment was given in a state whose laws do not provide for the enforcement of judgments of Israeli courts (subject to exceptional cases);
•	the enforcement of the judgment is likely to prejudice the sovereignty or security of the State of Israel;
•	the judgment was obtained by fraud;
•	the opportunity given to the defendant to bring its arguments and evidence before the court was not reasonable in the opinion of the Israeli court;
•	the judgment was rendered by a court not competent to render it according to the laws of private international law as they apply in Israel;
•	the judgment is contradictory to another judgment that was given in the same matter between the same parties and that is still valid; or
•	at the time the action was brought in the foreign court, a lawsuit in the same matter and between the same parties was pending before a court or tribunal in Israel.

If a foreign judgment is enforced by an Israeli court, it generally will be payable in Israeli currency, which can then be converted into non-Israeli currency and transferred out of Israel. The usual practice in an action before an Israeli court to recover an amount in a non-Israeli currency is for the Israeli court to issue a judgment for the equivalent amount in Israeli currency at the rate of exchange in force on the date of the judgment, but the judgment debtor may also make payment in foreign currency. Pending collection, the amount of the judgment of an Israeli court stated in Israeli currency ordinarily will be linked to the Israeli consumer price index plus interest at the annual statutory rate set by Israeli regulations prevailing at the time. Judgment creditors must bear the risk of unfavorable exchange rates.

BioLineRx USA, Inc. is the U.S. agent authorized to receive service of process in any action against us arising out of this offering. The address of BioLineRx USA, Inc. is 77 Fourth Ave., Waltham, MA 02451.

EXPENSES

The following table sets forth costs and expenses, other than any placement agent fees and expenses, we expect to incur in connection with the offering.

Depositary fees and expenses	$180,000
Legal fees and expenses	$50,000
Accounting fees and expenses	3,000
Total	$233,000

PROSPECTUS

BioLineRx Ltd.

$250,000,000

Ordinary Shares
American Depositary Shares Representing Ordinary Shares
Debt Securities
Subscription Rights
Warrants
Units

We may offer, issue, and sell from time to time up to $250,000,000 of our ordinary shares, including in the form of American Depositary Shares, or ADSs, warrants to purchase ordinary shares, including in the form of ADSs, debt securities, subscription rights and a combination of such securities, separately or as units, in one or more offerings.

Each ADS represents 15 ordinary shares. This prospectus provides a general description of offerings of these securities that we may undertake.

We refer to the ADSs, ordinary shares, debt securities, subscription rights, warrants and units, collectively, as the “securities” in this prospectus. We may offer, issue, and sell the securities at an aggregate public offering price that will not exceed $250,000,000.

Other than in connection with the exercise of certain outstanding warrants, each time we sell securities pursuant to this prospectus, we will provide in a supplement to this prospectus the price and any other material terms of any such offering. Any prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and any applicable prospectus supplement, as well as the documents incorporated by reference or deemed incorporated by reference into this prospectus, carefully before you invest in any securities. This prospectus may not be used to offer or sell securities unless accompanied by a prospectus supplement.

We may, from time to time, offer to sell the securities, through public or private transactions, directly or through underwriters, agents or dealers, on or off the Nasdaq Capital Market, at prevailing market prices or at privately negotiated prices. If any underwriters, agents or dealers are involved in the sale of any of these securities, the applicable prospectus supplement will set forth the names of the underwriter, agent or dealer and any applicable fees, commissions or discounts.

Our ADSs are listed on Nasdaq under the symbol “BLRX.” On December 28, 2023, the closing price of our ADSs on Nasdaq was $1.56 per ADS. Our ordinary shares also trade on the Tel Aviv Stock Exchange, or the TASE, under the symbol “BLRX”. On December 28, 2023, the last reported sale price of our ordinary shares on the TASE was NIS 0.384 or $0.106 per share (based on the exchange rate reported by the Bank of Israel on the same day).

Investing in our securities involves a high degree of risk. Please carefully consider the risks discussed in this prospectus under “Risk Factors” beginning on page 3 and the “Risk Factors” in “Item 3: Key Information- Risk Factors” of our most recent Annual Report on Form 20-F incorporated by reference in this prospectus and in any applicable prospectus supplement for a discussion of the factors you should consider carefully before deciding to purchase these securities.

Neither the Securities and Exchange Commission, the Israel Securities Authority nor any state or other foreign securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is         , 2023

ABOUT THIS PROSPECTUS

This prospectus is part of a Registration Statement on Form F-3 that we filed with the Securities and Exchange Commission, or the SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may sell our securities described in this prospectus in one or more offerings up to a total dollar amount of $250,000,000.  This prospectus does not contain all the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. Accordingly, you should refer to the registration statement and its exhibits for further information about us and our securities. Copies of the registration statement and its exhibits are on file with the SEC. Statements contained in this prospectus concerning the documents we have filed with the SEC are not intended to be comprehensive, and in each instance, we refer you to a copy of the actual document filed as an exhibit to the registration statement or otherwise filed with the SEC.

Each time we offer our securities, we will provide you with a prospectus supplement that will describe the specific amounts, prices, and terms of the securities we offer. The prospectus supplement may also add, update, or change information contained in this prospectus.  This prospectus, together with applicable prospectus supplements and the documents incorporated by reference in this prospectus and any prospectus supplements, includes all material information relating to this offering. Please read carefully both this prospectus and any prospectus supplement together with additional information described below under “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

This prospectus does not contain all of the information provided in the registration statement that we filed with the Commission. For further information about us or our securities, you should refer to that registration statement, which you can obtain from the Commission as described below under “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. “Incorporated by reference” means that we can disclose important information to you by referring you to another document filed separately with the SEC. We have not authorized anyone to provide you with different information. We are offering to sell, and seeking offers to buy, our securities only in jurisdictions where offers and sales are permitted. We are not making, nor will we make, an offer to sell securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and any supplement to this prospectus is current only as of the dates on their respective covers. Our business, financial condition, results of operations and prospects may have changed since that date.

We prepare our financial statements in United States dollars and in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board.

Certain figures included in this prospectus have been subject to rounding adjustments. Accordingly, figures shown as totals in certain tables may not be an arithmetic aggregation of the figures that precede them.

All references in this prospectus to “$,” “U.S. Dollars” and “dollars” are to United States dollars and all references to “NIS” are to New Israeli Shekels.

 This prospectus and the information incorporated by reference herein and therein include trademarks, service marks and trade names owned by us or other companies. Solely for convenience, trademarks referred to in this prospectus, including logos, artwork, and other visual displays, may appear without the ® or ™ symbols. We do not intend our use or display of other companies’ trade names or trademarks to imply a relationship with, or endorsement or sponsorship of us by, any other companies. All trademarks, service marks and trade names included or incorporated by reference into this prospectus or an accompanying prospectus supplement are the property of their respective owners.

Unless the context otherwise requires, all references to “BioLineRx,” “we,” “us,” “our,” the “Company” and similar designations refer to BioLineRx Ltd. and its consolidated subsidiaries.

OUR BUSINESS

This summary highlights selected information contained elsewhere in this prospectus that we consider important. This summary does not contain all the information you should consider before investing in our securities. You should read this summary together with the entire prospectus, including the risks related to our business, our industry, investing in our ADSs and our location in Israel, that we describe under “Risk Factors” and our consolidated financial statements and the related notes included at the end of this prospectus before making an investment in our securities.

We are a commercial-stage biopharmaceutical company focused on oncology. Our current development and commercialization pipeline consists of motixafortide (BL-8040), a novel peptide for the treatment of stem-cell mobilization and solid tumors, which on September 8, 2023, was approved by the U.S. Food and Drug Administration, or FDA, for use in combination with filgrastim (G-CSF) to mobilize hematopoietic stem cells to the peripheral blood for collection and subsequent autologous transplantation in patients with multiple myeloma, and AGI-134, an immuno-oncology agent in development for solid tumors. In addition, we have an off-strategy, legacy therapeutic product called BL-5010 for the treatment of skin lesions. We have generated our pipeline by systematically identifying, rigorously validating and in-licensing therapeutic candidates that we believe exhibit a high probability of therapeutic and commercial success. To date, except for motixafortide and BL-5010, none of our therapeutic candidates have been approved for marketing or commercial sale.  Our strategy includes commercializing our therapeutic candidates by way of out-licensing arrangements with biotechnology and pharmaceutical companies and evaluating, on a case-by-case basis, the commercialization of our therapeutic candidates independently. In this regard, we are currently executing on an independent commercialization plan for motixafortide in stem cell mobilization for autologous bone marrow transplantation in multiple myeloma patients.

Corporate Information

Our principal executive offices are located at 2 HaMa’ayan Street, Modi’in 7177871, Israel, and our telephone number is +972 (8) 642-9100. Our wholly owned subsidiary, BioLineRx USA, Inc., was incorporated in Delaware on January 4, 2008, and is located at 77 Fourth Ave, Waltham, Massachusetts 02451, and its telephone number is (617) 859-6409.

We were founded in 2003 by leading institutions in the Israeli life sciences industry. We completed our initial public offering in Israel in February 2007 and our ordinary shares are traded on the TASE under the symbol “BLRX.” In July 2011, we listed our ADSs on Nasdaq and they are traded under the symbol “BLRX.”

The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers like BioLineRx that file electronically with the SEC. The address of that site is www.sec.gov. We maintain a corporate website at www.biolinerx.com

The information contained on, or that can be accessed through, our website is neither a part of nor incorporated into this prospectus. We have included our website address in this prospectus solely as an inactive textual reference. We have duly designated BioLineRx USA, Inc., with offices at 77 Fourth Ave, Waltham, Massachusetts 02451, as our authorized agent in the United States in connection with this offering.

RISK FACTORS

Investing in our securities involves significant risks. Before making an investment decision, you should carefully consider the risks described below and under “Risk Factors” in the applicable prospectus supplement and under Item 3.D. “Risk Factors” in our most recent Annual Report on Form 20-F, or any updates in our Reports on Form 6-K, together with all of the other information appearing in this prospectus or incorporated by reference into this prospectus and any applicable prospectus supplement, in light of your particular investment objectives and financial circumstances. The risks so described are not the only risks facing us. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. Our business, financial condition and results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment. The discussion of risks includes or refers to forward-looking statements; you should read the explanation of the qualifications and limitations on such forward-looking statements discussed elsewhere in this prospectus.

OFFER STATISTICS AND EXPECTED TIMETABLE

We may sell from time to time pursuant to this prospectus (as may be detailed in prospectus supplements) an indeterminate number of securities as shall have a maximum aggregate offering price of $250,000,000. The actual per share price of the securities that we will offer pursuant hereto will depend on a number of factors that may be relevant as of the time of offer (see “Plan of Distribution” below).

FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated herein and therein by reference contain, and any accompanying prospectus supplement will contain, statements and information that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include words such as "anticipates," "believes," "could," "estimates," "expects," "intends," "may," "plans," "potential," "predicts," "projects," "should," "will," and "would," and describe opinions about future events.  These include statements regarding management's expectations, beliefs and intentions regarding, among other things, the potential benefits of APHEXDA, the timing and execution of the launch of APHEXDA and the plans and objectives of management for future operations and expectations and commercial potential of motixafortide, as well as its potential investigational uses. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance, or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Factors that could cause or contribute to these differences include those listed below as well as those discussed in our most recent Annual Report on Form 20-F (particularly those in “Item 3. Key Information – Risk Factors”) or any updates in our Reports on Form 6-K. Unless we are required to do so under U.S. federal securities laws or other applicable laws, we do not intend to update or revise any forward-looking statements. Unless we are required to do so under U.S. federal securities laws or other applicable laws, we do not intend to update or revise any forward-looking statements. Readers are encouraged to consult the Company’s filings made on Form 6-K, which are periodically filed with or furnished to the SEC.

Factors that could cause our actual results to differ materially from those expressed or implied in such forward-looking statements include, but are not limited to:

•	the initiation, timing, progress and results of our preclinical studies, clinical trials, and other therapeutic candidate development efforts;

•	our ability to advance our therapeutic candidates into clinical trials or to successfully complete our preclinical studies or clinical trials;

•	whether the clinical trial results for APHEXDA will be predictive of real-world results;

•	our receipt of regulatory approvals for our therapeutic candidates, and the timing of other regulatory filings and approvals;

•	the clinical development, commercialization, and market acceptance of our therapeutic candidates, including the degree and pace of market uptake of APHEXDA;

•	whether access to APHEXDA is achieved in a commercially viable manner and whether APHEXDA receives adequate reimbursement from third-party payors;

•	our ability to establish, manage, and maintain corporate collaborations, as well as the ability of our collaborators to execute on their development and commercialization plans;

•	our ability to integrate new therapeutic candidates and new personnel;

•	the interpretation of the properties and characteristics of our therapeutic candidates and of the results obtained with our therapeutic candidates in preclinical studies or clinical trials;

•	the implementation of our business model and strategic plans for our business and therapeutic candidates;

•
the scope of protection that we are able to establish and maintain for intellectual property rights covering our therapeutic candidates and our ability to operate our business without infringing the intellectual property rights of others;

•
estimates of our expenses, future revenues, capital requirements and our need for and ability to access sufficient additional financing, including any unexpected costs or delays in the ongoing commercial launch of APHEXDA;

•	risks related to changes in healthcare laws, rules, and regulations in the United States or elsewhere;

•	competitive companies, technologies, and our industry;

•
statements as to the impact of the political and security situation in Israel on our business, including the impact of Israel’s war with Hamas and other militant groups, which may exacerbate the magnitude of the factors discussed above.

We believe these forward-looking statements are reasonable; however, these statements are only current predictions and are subject to known and unknown risks, uncertainties and other factors that may cause our or our industry’s actual results, levels of activity, performance, or achievements to be materially different from those anticipated by the forward-looking statements. We discuss many of these risks in Item 3.D. – “Risk Factors” in our most recent Annual Report on Form 20-F, or any updates in our Reports on Form 6-K. Given these uncertainties, you should not rely upon forward-looking statements as predictions of future events.

All forward-looking statements attributable to us or to any person acting on our behalf speak only as of the date hereof and are expressly qualified in their entirety by the cautionary statements included in this report. We undertake no obligations to update or revise forward-looking statements to reflect events or circumstances that arise after the date made or to reflect the occurrence of unanticipated events. In evaluating forward-looking statements, you should consider these risks and uncertainties.

CAPITALIZATION

The following table presents our capitalization as of September 30, 2023 on an actual basis.

This table should be read in conjunction with our financial statements and the notes thereto incorporated by reference herein and the accompanying prospectus.

September 30, 2023
(U.S. Dollars in thousands, except share data)
Non-Current Liabilities:
Warrants	15,287
Long-term loan, net of current maturities	8,458
Lease liabilities	1,251
Total non-current liabilities	24,996
Shareholders’ equity:
Ordinary shares, par value NIS 0.10 per share; Authorized 2,500,000,000 shares; Issued and outstanding: 969,918,007 shares as of September 30, 2023	28,332
Share premium	345,462
Warrants	1,408
Capital reserve	16,070
Other comprehensive loss	(1,416)
Accumulated deficit	(376,722)
Total shareholders’ equity	13,134
Total capitalization (non-current liabilities and equity)	38,130

Unless otherwise indicated, the number of ordinary shares outstanding prior to and after this offering is based on 969,918,007 ordinary shares represented by 64,661,200 ADSs outstanding as of September 30, 2023, and excludes as of such date:

•	102,437,055 ordinary shares represented by 6,829,137 ADSs issued in a private placement at a purchase price of $2.136 per ADS that closed in October 2023;

•	221,511,544 ordinary shares represented by 14,767,436 ADSs issuable upon the exercise of outstanding warrants, at a weighted average exercise price of $0.17 per share (and $2.58 per ADS);

•
118,902,810 ordinary shares represented by 7,926,854 ADSs issuable upon the exercise of outstanding options under our Amended and Restated 2003 Share Incentive Plan, or the Share Incentive Plan, at a weighted average exercise price of $0.12 per share (and $1.77 per ADS);

•	32,542,380 ordinary shares represented by 2,169,492 ADSs issuable upon the vesting of restricted stock units and performance stock units under our Share Incentive Plan; and

•	19,643,388 ordinary shares represented by 1,309,559 ADSs reserved for future issuance under our Share Incentive Plan.

USE OF PROCEEDS

Except as otherwise provided in the applicable prospectus supplement, we intend to use the net proceeds of this offering to support the commercialization and continued development of motixafortide and general corporate purposes, which may include working capital and funding clinical trials.

The intended application of proceeds from the sale of any particular offering of securities using this prospectus will be described in the accompanying prospectus supplement relating to such offering. The precise amount and timing of the application of these proceeds will depend on our funding requirements and the availability and costs of other funds.

DESCRIPTION OF ORDINARY SHARES

The following description of our share capital is a summary of the material terms of our Articles and Israeli corporate law regarding our ordinary shares and the holders thereof. This description contains all material information concerning our ordinary shares but does not purport to be complete.

Ordinary Shares

As of December 28, 2023, our authorized share capital consists of 2,500,000,000 ordinary shares, par value NIS 0.10 per share. As of December 28, 2023, there are 1,086,589,165 ordinary shares issued and outstanding. All of our outstanding ordinary shares are validly issued, fully paid and non-assessable. Our ordinary shares are not redeemable and do not have any preemptive rights.

Pursuant to Israeli securities laws, a company whose shares are traded on the TASE may not have more than one class of shares (subject to an exception that is not applicable to us), and all outstanding shares must be validly issued and fully paid.

Articles of Association

The following are summaries of material provisions of our articles of association and the Israeli Companies Law, as amended, or the Companies Law, insofar as they relate to the material terms of our ordinary shares.

Our ordinary shares that are fully paid for are issued in registered form and may be freely transferred under our Articles of Association, unless the transfer is restricted or prohibited by applicable law or the rules of a stock exchange on which the shares are traded. The ownership or voting of our ordinary shares by non-residents of Israel is not restricted in any way by our Articles of Association or the laws of the State of Israel.

Pursuant to the Companies Law and our Articles of Association, our Board of Directors may exercise all powers and take all actions that are not required under law or under our Articles of Association to be exercised or taken by our shareholders, including the power to borrow money for company purposes.

Our Articles of Association enable us to increase or reduce our share capital. Any such changes are subject to the provisions of the Companies Law and must be approved by a resolution duly passed by our shareholders at a general or extraordinary meeting by voting on such change in the capital. In addition, transactions that have the effect of reducing capital, such as the declaration and payment of dividends in the absence of sufficient retained earnings and profits and an issuance of shares for less than their nominal value (under certain circumstances), require a resolution of our Board of Directors and court approval.

Registration Number and Purposes of the Company

Our number with the Israeli Registrar of Companies is 513398750. Our purpose is set forth in Section 2 of our Articles of Association and includes every lawful purpose.

Dividends

We may declare a dividend to be paid to the holders of our ordinary shares in proportion to their respective shareholdings. Under the Companies Law, dividend distributions are determined by the board of directors and do not require the approval of the shareholders of a company unless the company’s articles of association provide otherwise. Our Articles of Association do not require shareholder approval of a dividend distribution and provide that dividend distributions may be determined by our Board of Directors.

Pursuant to the Companies Law, we may only distribute dividends out of the higher of (a) cash surplus and (b) cash accrued over the previous two years, as such terms are defined in the Companies Law, according to our then last reviewed or audited financial reports, provided that the date of the financial reports is not more than six months prior to the date of distribution, or we may distribute dividends with court approval. In each case, we are only permitted to pay a dividend if there is no reasonable concern that payment of the dividend will prevent us from satisfying our existing and foreseeable obligations as they become due.

In the event of our liquidation, after satisfaction of liabilities to creditors, our assets will be distributed to the holders of our ordinary shares in proportion to their shareholdings. This right, as well as the right to receive dividends, may be affected by the grant of preferential dividend or distribution rights to the holders of a class of shares with preferential dividend or distribution rights that may be authorized in the future.

Election of Directors

Our ordinary shares do not have cumulative voting rights in the election of directors. As a result, the holders of a majority of the voting power represented at a shareholders meeting have the power to elect all of our directors, other than with respect to the special approval requirements for the election of external directors (unless we qualify and opt to follow the exemption provided under the Israeli Companies Regulations (Relief for Companies whose Securities are Listed for Trading on a Stock Exchange Outside Israel), 2000, or the Relief Regulations, regarding the appointment of external directors and composition of the Audit and Compensation Committees), as described under “Item 6. Directors, Senior Management and Employees — Board Practices — External Directors” in our most recent Annual Report on Form 20-F.

Under our Articles of Association, our Board of Directors must consist of not less than five but no more than ten directors. Pursuant to our Articles of Association, our directors (who are not external directors) are elected at an annual general meeting of our shareholders by a simple majority vote of holders of our ordinary shares, participating and voting on the matter.  Our directors (other than the external directors) are distributed, or staggered, into one of three classes, with one class being elected each year at the annual general meeting of our shareholders, and serve on our Board of Directors until the third annual general meeting following such election or re-election or until they are removed in accordance with our Articles of Association and the Companies Law.  In addition, our Articles of Association allow our Board of Directors to appoint directors (who are not external directors) to fill vacancies on the Board of Directors or to appoint new directors up to the maximum number of directors permitted under our Articles of Association.  Any director so appointed serves for a term of office equal to the remaining period of the term of office of the director whose office has been vacated (or in the case of any new director, for a term of office according to the class to which such director was assigned upon appointment). In addition, unless we qualify and opt to follow the exemption provided under the Relief Regulations regarding the appointment of external directors and composition of the Audit and Compensation Committees, external directors are elected by a special majority for terms of three years each and may be removed from office pursuant to the terms of the Companies Law.  See “Item 6. Directors, Senior Management and Employees — Board Practices — External Directors” in our most recent Annual Report on Form 20-F.

Shareholder Meetings

Under Israeli law, we are required to hold an annual general meeting of our shareholders once every calendar year that must be no later than 15 months after the date of the previous annual general meeting. All meetings other than the annual general meeting of shareholders are referred to as extraordinary meetings. Our Board of Directors may call extraordinary meetings whenever it sees fit, at such time and place, within or outside of Israel, as it may determine. In addition, the Companies Law and our Articles of Association provide that our Board of Directors is required to convene an extraordinary meeting upon the written request of (a) any two of our directors or one quarter of our Board of Directors or (b) one or more shareholders holding, in the aggregate, either (1) at least 5% of our outstanding shares and at least 1% of our outstanding voting power or (2) at least 5% of our outstanding voting power.

Subject to the provisions of the Companies Law and the regulations promulgated thereunder, shareholders entitled to participate and vote at general meetings are the shareholders of record on a date to be decided by the board of directors, which may be between four and 40 days prior to the date of the meeting. Furthermore, the Companies Law and our Articles of Association require that resolutions regarding the following matters must be passed at a general meeting of our shareholders:

•          amendments to our Articles of Association;

•          appointment or termination of our auditors;

•          appointment of directors and appointment and dismissal of external directors;

•          approval of acts and transactions requiring general meeting approval pursuant to the Companies Law;

•	increases or reductions of our authorized share capital;

•	a merger; and

•
the exercise of our Board of Director’s powers by a general meeting, if our Board of Directors is unable to exercise its powers and the exercise of any of its powers is required for our proper management.

The Companies Law requires that a notice of any annual or extraordinary shareholders meeting be provided at least 21 days prior to the meeting and if the agenda of the meeting includes the appointment or removal of directors, the authorization of the chairman of the board (or his or her close relative) to serve as the chief executive officer or exercise the powers of that office, the authorization of the chief executive officer  (or his or her close relative) to serve as the chairman of the board, or exercise the powers of that office, the approval of transactions with office holders, a controlling shareholder or parties related to the foregoing, the approval of a compensation policy with respect to office holders or an approval of a merger, notice must be provided at least 35 days prior to the meeting.

Pursuant to our Articles of Association, holders of our ordinary shares have one vote for each ordinary share held on all matters submitted to a vote before the shareholders at a general meeting.

Quorum

The quorum required for our general meetings of shareholders consists of at least two shareholders present in person, by proxy or written ballot, who hold or represent between them at least 25% of the total outstanding voting rights.

A meeting adjourned for lack of a quorum is adjourned to the same day in the following week at the same time and place or on a later date if so specified in the summons or notice of the meeting. At the reconvened meeting, any number of our shareholders present in person or by proxy shall constitute a lawful quorum.

Resolutions

Our Articles of Association provide that all resolutions of our shareholders require a simple majority vote, unless otherwise required by applicable law.

Israeli law provides that a shareholder of a public company may vote in a meeting and in a class meeting by means of a written ballot in which the shareholder indicates how he or she votes on resolutions relating to the following matters:

•	an appointment or removal of directors;

•	an approval of transactions with office holders, a controlling shareholder or parties related to the foregoing;

•	an approval of a merger;

•
authorizing the chairman of the board of directors or his relative to act as the company’s chief executive officer or act with such authority; or authorize the company’s chief executive officer or his relative to act as the chairman of the board of directors or act with such authority;

•	any other matter in respect of which there is a provision in the articles of association providing that decisions of the general meeting may also be passed by written ballot; and

•	other matters which may be prescribed by Israel’s Minister of Justice.

The provision allowing the vote by written ballot does not apply where the voting power of the controlling shareholder is sufficient to determine the vote.

The Companies Law provides that a shareholder, in exercising his or her rights and performing his or her obligations toward the company and its other shareholders, must act in good faith and in a customary manner, and avoid abusing his or her power. This is required when voting at general meetings on matters such as changes to the articles of association, increasing the company’s registered capital, mergers, and approval of related party transactions. A shareholder also has a general duty to refrain from depriving any other shareholder of its rights as a shareholder. In addition, any controlling shareholder, any shareholder who knows that its vote can determine the outcome of a shareholder vote and any shareholder who, under the company’s articles of association, can appoint or prevent the appointment of an office holder, is required to act with fairness towards the company. The Companies Law does not describe the substance of this duty except to state that the remedies generally available upon a breach of contract will also apply to a breach of the duty to act with fairness.

Access to Corporate Records

Under the Companies Law, all shareholders of a company generally have the right to review minutes of the company’s general meetings, its shareholders register and principal shareholders register, articles of association, financial statements, and any document it is required by law to file publicly with the Israeli Companies Registrar and the ISA. Furthermore, any of our shareholders may request access to review any document in our possession that relates to any action or transaction with a related party, interested party or office holder that requires shareholder approval under the Companies Law. However, we may deny such a request to review a document if we determine that the request was not made in good faith, that the document contains a trade secret or a patent or that the document’s disclosure may otherwise prejudice our interests.

Acquisitions under Israeli Law

Full Tender Offer

A person wishing to acquire shares of a public Israeli company and who would as a result hold over 90% of the target company’s issued and outstanding share capital is required by the Companies Law to make a tender offer to all of the company’s shareholders for the purchase of all of the issued and outstanding shares of the company. A person wishing to acquire shares of a public Israeli company and who would as a result hold over 90% of the issued and outstanding share capital of a certain class of shares is required to make a tender offer to all of the shareholders who hold shares of the same class for the purchase of all of the issued and outstanding shares of the same class. If the shareholders who do not accept the offer hold less than 5% of the issued and outstanding share capital of the company or of the applicable class, all of the shares that the acquirer offered to purchase will be transferred to the acquirer by operation of law (provided that a majority of the offerees that do not have a personal interest in such tender offer shall have approved the tender offer except that if the total votes to reject the tender offer represent less than 2% of the company’s issued and outstanding share capital, in the aggregate, then the condition that the majority approval include the approval by a majority of the offerees that do not have a personal interest in such tender offer is not required to complete the tender offer). However, a shareholder that had its shares so transferred may petition the court within six months from the date of acceptance of the full tender offer, whether or not such shareholder agreed to the tender, to determine whether the tender offer was for less than fair value and whether the fair value should be paid as determined by the court unless the acquirer stipulated in the tender offer that a shareholder that accepts the offer may not seek appraisal rights. If the shareholders who did not accept the tender offer hold 5% or more of the issued and outstanding share capital of the company or of the applicable class, the acquirer may not acquire shares of the company that will increase its holdings to more than 90% of the company’s issued and outstanding share capital or of the applicable class from shareholders who accepted the tender offer.

Special Tender Offer

The Companies Law provides that an acquisition of shares of a public Israeli company must be made by means of a special tender offer if as a result of the acquisition, the purchaser would become a holder of 25% or more of the voting rights in the company, unless one of the exemptions in the Companies Law is met. This rule does not apply if there is already another holder of at least 25% of the voting rights in the company. Similarly, the Companies Law provides that an acquisition of shares in a public company must be made by means of a tender offer if as a result of the acquisition the purchaser would become a holder of 45% or more of the voting rights in the company, if there is no other shareholder of the company who holds 45% or more of the voting rights in the company, unless one of the exemptions in the Companies Law is met.

A special tender offer must be extended to all shareholders of a company. A special tender offer may be consummated only if (i) at least 5% of the voting power attached to the company’s outstanding shares will be acquired by the offeror and (ii) the number of shares tendered in the offer exceeds the number of shares whose holders objected to the offer.

If a special tender offer is accepted, then the purchaser or any person or entity controlling it or under common control with the purchaser or such controlling person or entity may not make a subsequent tender offer for the purchase of shares of the target company and may not enter into a merger with the target company for a period of one year from the date of the offer, unless the purchaser or such person or entity undertook to effect such an offer or merger in the initial special tender offer.

Merger

The Companies Law permits merger transactions if approved by each party’s board of directors and, unless certain requirements described under the Companies Law are met, a majority of each party’s shares voted on the proposed merger at a shareholders’ meeting called with at least 35 days’ prior notice.

For purposes of the shareholder vote, unless a court rules otherwise, the merger will not be deemed approved if, in a company in which the other merging company holds shares, or in which shares are held by any person who either (a) holds 25% or more of the outstanding shares or (b) has the right to appoint 25% or more of the directors of the other merging company (or Controlling Shareholders), the majority of the shareholders voting in such meeting (who are not also shareholders or Controlling Shareholders of the other merging company) vote against the merger. If the aforementioned majority of the shareholders is not obtained, a court may still approve the merger upon the request of holders of at least 25% of the voting rights of a company, if the court holds that the merger is fair and reasonable, taking into account the value of the parties to the merger and the consideration offered to the shareholders.

Upon the request of a creditor of either party to the proposed merger, the court may delay or prevent the merger if it concludes that there exists a reasonable concern that, as a result of the merger, the surviving company will be unable to satisfy the obligations of any of the parties to the merger and may further give instructions to secure the rights of creditors.

In addition, a merger may not be completed unless at least 50 days have passed from the date that a proposal for approval of the merger was filed by each party with the Israeli Registrar of Companies and 30 days have passed from the date the merger was approved by the shareholders of each party.

Antitakeover Measures

The Companies Law allows us to create and issue shares having rights different from those attached to our ordinary shares, including shares providing certain preferred rights, distributions or other matters and shares having preemptive rights. As of the date hereof, we do not have any authorized or issued shares other than our ordinary shares. In the future, if we do create and issue a class of shares other than ordinary shares, such class of shares, depending on the specific rights that may be attached to them, may delay or prevent a takeover or otherwise prevent our shareholders from realizing a potential premium over the market value of their ordinary shares. The authorization of a new class of shares will require an amendment to our Articles of Association which requires the prior approval of the holders of a majority of our shares at a general meeting. Shareholders voting in such meeting will be subject to the restrictions provided in the Companies Law as described above. In addition, the Israeli Securities Law and the rules and regulations of the TASE also limit the terms permitted with respect to a new class of shares created by a public company whose shares are traded on the TASE and prohibit any such new class of shares from having voting rights.  In addition, our directors are distributed, or staggered, into one of three tiers each with different end dates, which is intended to result in approximately only one-third of our directors being eligible for reappointment per year.

DESCRIPTION OF AMERICAN DEPOSITARY SHARES

The ADSs trade on Nasdaq.

Each of our ADSs represents 15 of our ordinary shares deposited with the principal Tel Aviv office of either Bank Hapoalim B.M. or Bank Leumi Le-Israel, as Custodian for the Depositary. Our ADSs trade on Nasdaq.

The form of the deposit agreement for the ADS and the form of American Depositary Receipt (ADR) that represents an ADS have been incorporated by reference as exhibits to our most recent Annual Report on Form 20-F. Copies of the deposit agreement are available for inspection at the principal office of The Bank of New York Mellon, located at 101 Barclay Street, New York, New York 10286.

You may hold ADSs either (A) directly (i) by having an American Depositary Receipt, also referred to as an ADR, which is a certificate evidencing a specific number of ADSs, registered in your name or (ii) by having ADSs registered in your name in the Direct Registration System, or (B) indirectly by holding a security entitlement in ADSs through your broker or other financial institution. If you hold ADSs directly, you are a registered ADS holder, also referred to as an ADS holder. This description assumes you are an ADS holder. If you hold the ADSs indirectly, you must rely on the procedures of your broker or other financial institution to assert the rights of ADS holders described in this section. You should consult with your broker or financial institution to find out what those procedures are.

The Direct Registration System, also referred to as DRS, is a system administered by The Depository Trust Company, also referred to as DTC, under which the Depositary may register the ownership of uncertificated ADSs, which ownership is confirmed by statements sent by the Depositary to the registered holders of uncertificated ADSs.

The form of the deposit agreement and the form of ADR have been incorporated by reference as exhibits to this registration statement on Form F-3. A copy of the deposit agreement is available for inspection at the Depositary’s office.

As an ADS holder, we will not treat you as one of our shareholders, and you will not have shareholder rights. Israeli law governs shareholder rights. The Depositary will be the holder of the ordinary shares underlying your ADSs. The following is a summary of the material provisions of the deposit agreement. For more complete information, you should read the entire deposit agreement and the form of ADR.

Dividends, Other Distributions and Rights

Amounts distributed to ADS holders will be reduced by any taxes or other governmental charges required to be withheld by the Custodian or the Depositary. If the Depositary determines that any distribution in cash or property is subject to any tax or governmental charges that the Depositary or the Custodian is obligated to withhold, the Depositary may use the cash or sell or otherwise dispose of all or a portion of that property to pay the taxes or governmental charges. The Depositary will then distribute the balance of the cash and/or property to the ADS holders entitled to the distribution after deducting its fees and expenses, in proportion to their holdings.

Cash dividends and cash distributions

The Depositary will convert into dollars all cash dividends and other cash distributions that it or the Custodian receives in a foreign currency. The Depositary will distribute to the ADS holders the amount it receives, after deducting any currency conversion expenses. If the Depositary determines that any foreign currency it receives cannot be converted and transferred on a reasonable basis, it may distribute the foreign currency (or an appropriate document evidencing the right to receive the currency) or hold that foreign currency uninvested, without liability for interest, for the accounts of the ADS holders entitled to receive it.

Distributions of ordinary shares

If we distribute ordinary shares as a dividend or free distribution, the Depositary may distribute to ADS holders new ADSs representing the ordinary shares. The Depositary will distribute only whole ADSs. It will sell the ordinary shares that would have required it to use fractional ADSs and then distribute the proceeds in the same way it distributes cash. If the Depositary deposits the ordinary shares but does not distribute additional ADSs, the existing ADSs will also represent the new ordinary shares.

Other distributions

If the Depositary or the Custodian receives a distribution of anything other than cash or shares, the Depositary will, after consultation with us to the extent practicable, distribute the property or securities to the ADS holder, in proportion to such holder’s holdings. If, however, the Depositary determines that it cannot distribute the property or securities in this manner or that it is not feasible to do so, then it may distribute the property or securities by any means it thinks is equitable and practical, or it may sell the property or securities and distribute the net proceeds of the sale to the ADS holders.

Rights to subscribe for additional ordinary shares and other rights

If we offer our holders of ordinary shares any rights to subscribe for additional ordinary shares or any other rights, the Depositary may:

•	make the rights available to all or certain holders of ADSs, by means of warrants or otherwise, if lawful and practically feasible; or

•	attempt to sell those rights or warrants or other instruments.

In the case of a sale, the Depositary will allocate the net proceeds of the sales to the account of the ADS holders entitled to the rights. The allocation will be made on an averaged or other practicable basis without regard to any distinctions among holders.

If registration under the Securities Act is required in order to offer or sell to the ADS holders the securities represented by any rights, the Depositary will not make the rights available to ADS holders unless a registration statement is in effect or such securities are exempt from registration. We do not, however, have any obligation to file a registration statement or to have a registration statement declared effective. If the Depositary does not make rights available to ADS holders and cannot dispose of the rights and make the net proceeds available to ADS holders, then it will allow the rights to lapse, and the ADS holders will not receive any value for them.

Deposit, Withdrawal and Cancellation

How are ADSs issued?

The Depositary will deliver ADSs if you or your broker deposits shares or evidence of rights to receive shares with the Custodian. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, the Depositary will register the appropriate number of ADSs in the names you request and will deliver the ADSs to the order of the person or persons that made the deposit.

How can ADS holders withdraw the deposited securities?

You may surrender your ADSs at the Depositary’s office. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, the Depositary will deliver the shares and any other deposited securities underlying the ADSs to the ADS holder or a person the ADS holder designates at the office of the Custodian. Or, at your request, risk and expense, the Depositary will deliver the deposited securities at its office, if feasible.

Requirements for Depositary Actions

Before the Depositary will deliver or register a transfer of ADSs, make a distribution on ADSs or permit withdrawal of shares, the Depositary may require:

•	payment of stock transfer or other taxes or other governmental charges and transfer or registration fees charged by third parties for the transfer of any shares or other deposited securities; and

•	satisfactory proof of the identity and genuineness of any signature or other information it deems necessary.

How do ADS holders interchange between certificated ADSs and uncertificated ADSs?

You may surrender your ADR to the Depositary for the purpose of exchanging your ADR for uncertificated ADSs. The Depositary will cancel that ADR and will send to the ADS holder a statement confirming that the ADS holder is the registered holder of uncertificated ADSs. Alternatively, upon receipt by the Depositary of a proper instruction from a registered holder of uncertificated ADSs requesting the exchange of uncertificated ADSs for certificated ADSs, the Depositary will execute and deliver to the ADS holder an ADR evidencing those ADSs.

Voting of the underlying shares

ADS holders may instruct the Depositary how to vote the number of deposited shares their ADSs represent. Otherwise, you will not be able to exercise your right to vote unless you withdraw the shares from the Depositary. However, you may not know about the meeting enough in advance to withdraw the shares.

The Depositary will notify ADS holders of shareholders’ meetings and arrange to deliver our voting materials to them if we ask it to. Those materials will describe the matters to be voted on and explain how ADS holders may instruct the Depositary how to vote. For instructions to be valid, they much reach the Depositary by a date set by the Depositary.

The Depositary will try, as far as practical, subject to the laws of Israel and of our articles of association or similar documents, to vote or to have its agents vote the shares or other deposited securities as instructed by ADS holders. The Depositary will only vote or attempt to vote as instructed or as described in the following sentence. If we asked the Depositary to solicit your instructions but the Depositary does not receive voting instructions from you by the specified date, it will consider you to have authorized and directed it to give a discretionary proxy to a person designated by us to vote the number of deposited securities represented by your ADSs. The Depositary will give a discretionary proxy in those circumstances to vote on all questions to be voted upon unless we notify the Depositary that:

•          we do not wish to receive a discretionary proxy;

•          there is substantial shareholder opposition to the particular question; or

•          the particular question would have an adverse impact on our shareholders.

We are required to notify the Depositary if one of the conditions specified above exists.

We cannot assure you that you will receive the voting materials in time to ensure that you can instruct the Depositary to vote your shares. In addition, the Depositary and its agents are not responsible for failing to carry out voting instructions or for the manner of carrying out voting instructions. This means that you may not be able to exercise your right to vote and there may be nothing you can do if your shares are not voted as you requested.

In order to give you a reasonable opportunity to instruct the Depositary as to the exercise of voting rights relating to deposited securities, if we request the Depositary to act, we agree to give the Depositary notice of any such meeting and details concerning the matters to be voted upon at least forty-five (45) days in advance of the meeting date.

Changes affecting deposited securities

If there is any change in nominal value or any split‑up, consolidation, cancellation or other reclassification of deposited securities, or any recapitalization, reorganization, business combination or consolidation or sale of assets involving us, then any securities that the Depositary receives in respect of deposited securities will become new deposited securities. Each ADS will automatically represent its share of the new deposited securities unless the Depositary delivers new ADSs as described in the following sentence. The Depositary may distribute new ADSs or ask ADS holders to surrender their outstanding ADSs in exchange for new ADSs describing the new deposited securities.

Amendment of the deposit agreement

The Depositary and we may agree to amend the form of the ADSs and the deposit agreement at any time, without the consent of the ADS holders. If the amendment adds or increases any fees or charges (other than taxes or other governmental charges) or prejudices an important right of ADS holders, it will not take effect as to outstanding ADSs until thirty (30) days after the Depositary has sent the ADS holders a notice of the amendment. At the expiration of that thirty (30) day period, each ADS holder will be considered by continuing to hold its ADSs to agree to the amendment and to be bound by the deposit agreement as so amended. Neither we nor the Depositary may amend the deposit agreement or the form of ADSs to impair the ADS holder’s right to surrender its ADSs and receive the ordinary shares and any other property represented by the ADSs, except to comply with mandatory provisions of applicable law.

Termination of the deposit agreement

The Depositary will terminate the deposit agreement if we ask it to do so and will notify the ADS holders at least thirty (30) days before the date of termination. The Depositary may also terminate the deposit agreement if it resigns and a successor depositary has not been appointed by us and its appointment accepted within sixty (60) days after the Depositary has given us notice of its resignation. After termination of the deposit agreement, the Depositary will no longer register transfers of ADSs, distribute dividends to the ADS holders, accept deposits of ordinary shares, give any notices, or perform any other acts under the deposit agreement whatsoever, except that the Depositary will continue to:

•	collect dividends and other distributions pertaining to deposited securities;

•	sell rights as described under the heading “Dividends, other distributions and rights — Rights to subscribe for additional ordinary shares and other rights” above; and

•
deliver deposited securities, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property, in exchange for surrendered ADSs.

Four (4) months after termination, the Depositary may sell the deposited securities and hold the proceeds of the sale, together with any other cash then held by it, for the pro rata benefit of ADS holders that have not surrendered their ADSs. The Depositary will not have liability for interest on the sale proceeds or any cash it holds.

Charges of Depositary

We will pay the fees, reasonable expenses, and out-of-pocket charges of the Depositary and those of any registrar only in accordance with agreements in writing entered into between us and the Depositary from time to time. The following charges shall be incurred by any party depositing or withdrawing ordinary shares or by any party surrendering ADRs or to whom ADRs are issued (including, without limitation, issuance pursuant to a stock dividend or stock split declared by us or an exchange of stock regarding the ADRs or deposited ordinary shares or a distribution of ADRs pursuant to the terms of the deposit agreement):

•	taxes and other governmental charges;

•	any applicable transfer or registration fees;

•	certain cable, telex and facsimile transmission charges as provided in the deposit agreement;

•	any expenses incurred in the conversion of foreign currency;

•	a fee of $5.00 or less per 100 ADSs (or a portion thereof) for the execution and delivery of ADRs and the surrender of ADRs, including if the deposit agreement terminates;

•	a fee of $.05 or less per ADS (or portion thereof) for any cash distribution made pursuant to the deposit agreement;

•	a fee for the distribution of securities pursuant to the deposit agreement;

•	in addition to any fee charged for a cash distribution, a fee of $.05 or less per ADS (or portion thereof) per annum for depositary services;

•	a fee for the distribution of proceeds of rights that the Depositary sells pursuant to the deposit agreement; and

•	any other charges payable by the Depositary, any of the Depositary’s agents, or the agents of the Depositary’s agents in connection with the servicing of ordinary shares or other Deposited Securities.

The Depositary may own and deal in our securities and in ADSs.

The Depositary collects its fees for delivery and surrender of ADSs directly from investors depositing shares or surrendering ADSs for the purpose of withdrawal or from intermediaries acting for them. The Depositary collects fees for making distributions to investors by deducting those fees from the amounts distributed or by selling a portion of distributable property to pay the fees. The Depositary may collect its annual fee for depositary services by deduction from cash distributions or by directly billing investors or by charging the book-entry system accounts of participants acting for them. The Depositary may collect any of its fees by deduction from any cash distribution payable (or by selling a portion of securities or other property distributable) to ADS holders that are obligated to pay those fees. The Depositary may generally refuse to provide fee-attracting services until its fees for those services are paid.

From time to time, the Depositary may make payments to us to reimburse us for costs and expenses generally arising out of establishment and maintenance of the ADS program, waive fees and expenses for services provided to us by the Depositary or share revenue from the fees collected from ADS holders. In performing its duties under the deposit agreement, the Depositary may use brokers, dealers, foreign currency dealers or other service providers that are owned by or affiliated with the Depositary and that may earn or share fees, spreads, or commissions.

The Depositary may convert currency itself or through any of its affiliates and, in those cases, acts as principal for its own account and not as agent, advisor, broker or fiduciary on behalf of any other person and earns revenue, including, without limitation, transaction spreads, that it will retain for its own account. The revenue is based on, among other things, the difference between the exchange rate assigned to the currency conversion made under the deposit agreement and the rate that the Depositary or its affiliate receives when buying or selling foreign currency for its own account. The Depositary makes no representation that the exchange rate used or obtained in any currency conversion under the deposit agreement will be the most favorable rate that could be obtained at the time or that the method by which that rate will be determined will be the most favorable to ADS holders, subject to the Depositary’s obligations under the deposit agreement. The methodology used to determine exchange rates used in currency conversions is available upon request.

Liability of Holders for Taxes, Duties or Other Charges

Any tax or other governmental charge with respect to ADSs or any deposited ordinary shares represented by any ADS shall be payable by the holder of such ADS to the Depositary. The Depositary may refuse to effect transfer of such ADS or any withdrawal of deposited ordinary shares represented by such ADS until such payment is made, and may withhold any dividends or other distributions or may sell for the account of the holder any part or all of the deposited ordinary shares represented by such ADS and may apply such dividends or distributions or the proceeds of any such sale in payment of any such tax or other governmental charge and the holder of such ADS shall remain liable for any deficiency.

Limitations on Obligations and Liability

Limits on our Obligations and the Obligations of the Depositary; Limits on Liability to Holders of ADSs

The deposit agreement expressly limits our obligations and the obligations of the Depositary. It also limits our liability and the liability of the Depositary. We and the Depositary:

•	are only obligated to take the actions specifically set forth in the deposit agreement without negligence or bad faith;

•
are not liable if we are or it is prevented or delayed by law or by events or circumstances beyond our or its ability to prevent or counteract with reasonable care or effort from performing our or its obligations under the deposit agreement;

•	are not liable if we or it exercise discretion permitted under the deposit agreement;

•
are not liable for the inability of any holder of ADSs to benefit from any distribution on deposited securities that is not made available to holders of ADSs under the terms of the deposit agreement, or for any special, consequential, or punitive damages for any breach of the terms of the deposit agreement;

•	have no obligation to become involved in a lawsuit or other proceeding related to the ADSs or the deposit agreement on your behalf or on behalf of any other person;

•	are not liable for the acts or omissions of any securities depository, clearing agency or settlement system; and

•	may rely upon any documents we believe or it believes in good faith to be genuine and to have been signed or presented by the proper person.

In the deposit agreement, we and the Depositary agree to indemnify each other under certain circumstances.

DESCRIPTION OF DEBT SECURITIES

We may issue debt securities in one or more series. The specific terms of each series of debt securities will be described in the applicable prospectus supplement relating to that series. The prospectus supplement may or may not modify the general terms found in this prospectus and will be filed with the SEC. For a complete description of the terms of a particular series of debt securities, you should read both this prospectus and the prospectus supplement relating to that particular series.

As required by federal law for all bonds and notes of companies that are publicly offered, the debt securities are governed by a document called an “indenture.” An indenture is a contract between us and a financial institution, acting as trustee on your behalf, and is subject to and governed by the Trust Indenture Act of 1939, as amended. We have entered into an indenture between us and The Bank of New York Mellon, to act as trustee, pursuant to which we may issue multiple series of debt securities from time to time. The trustee has two main roles. First, the trustee can enforce your rights against us if we default. There are some limitations on the extent to which the trustee acts on your behalf, described in the second paragraph under “Events of Default — Remedies if an Event of Default Occurs.” Second, the trustee performs certain administrative duties for us.

Because this section is a summary, it does not describe every aspect of the debt securities and the indenture. We urge you to read the indenture because it, and not this description, defines your rights as a holder of debt securities. A copy of the indenture is attached as an exhibit to the registration statement of which this prospectus is a part. We will file a supplemental indenture with the SEC prior to the commencement of any debt offering, at which time the supplemental indenture would be publicly available.

The prospectus supplement, which will accompany this prospectus, will describe the particular series of debt securities being offered by including:

•	the designation or title of the series of debt securities;

•	the total principal amount of the series of debt securities;

•	the percentage of the principal amount at which the series of debt securities will be offered;

•	the date or dates on which principal will be payable;

•	the rate or rates (which may be either fixed or variable) and/or the method of determining such rate or rates of interest, if any;

•	the date or dates from which any interest will accrue, or the method of determining such date or dates, and the date or dates on which any interest will be payable;

•	whether any interest may be paid by issuing additional securities of the same series in lieu of cash (and the terms upon which any such interest may be paid by issuing additional securities);

•	the terms for redemption, extension, or early repayment, if any;

•	the currencies in which the series of debt securities are issued and payable;

•
whether the amount of any payments of principal, premium or interest, if any, on a series of debt securities will be determined with reference to an index, formula or other method (which could be based on one or more currencies, commodities, equity indices or other indices) and how these amounts will be determined;

•	the place or places, if any, other than or in addition to the Borough of Manhattan in the City of New York, of payment, transfer, conversion and/or exchange of the debt securities;

•	the denominations in which the offered debt securities will be issued (if other than $1,000 and any integral multiple thereof for registered securities);

•	the provision for any sinking fund;

•	any restrictive covenants;

•	any Events of Default (as defined below);

•	whether the series of debt securities are issuable in certificated form;

•	any provisions for defeasance or covenant defeasance;

•
any provisions regarding any future changes or modifications of the terms of the series of debt securities in light of the requirements under applicable law for effecting such changes or modifications;

•	any special Israeli and/or U.S. federal income tax implications, including, if applicable, Israeli and/or U.S. federal income tax considerations relating to original issue discount;

•
whether and under what circumstances we will pay additional amounts in respect of any tax, assessment, or governmental charge and, if so, whether we will have the option to redeem the debt securities rather than pay the additional amounts (and the terms of this option);

•	any provisions for convertibility or exchangeability of the debt securities into or for any other securities;

•	whether the debt securities are subject to subordination and the terms of such subordination;

•	whether the debt securities are secured or unsecured and the terms of any security interests;

•	the listing, if any, on a securities exchange; and

•	any other terms.

General

The indenture provides that any debt securities proposed to be sold under this prospectus and the accompanying prospectus supplement, or the offered debt securities, may be issued under the indenture in one or more series.

For purposes of this prospectus, any reference to the payment of principal of or premium or interest, if any, on debt securities will include additional amounts if required by the terms of the debt securities.

The indenture does not limit the amount of debt securities that may be issued thereunder from time to time. Debt securities issued under the indenture, when a single trustee is acting for all debt securities issued under the indenture, are called the “indenture securities.” The indenture also provides that there may be more than one trustee thereunder, each with respect to one or more different series of indenture securities. See “Resignation of Trustee” below. At a time when two or more trustees are acting under the indenture, each with respect to only certain series, the term “indenture securities” means the one or more series of debt securities with respect to which each respective trustee is acting. In the event there is more than one trustee under the indenture, the powers and trust obligations of each trustee described in this prospectus will extend only to the one or more series of indenture securities for which it is trustee. If two or more trustees are acting under the indenture, then the indenture securities for which each trustee is acting would be treated as if issued under separate indentures.

The indenture does not contain any provisions that give you protection in the event we issue a large amount of debt or we are acquired by another entity.

We refer you to the particular prospectus supplement for information with respect to any deletions from, modifications of or additions to the Events of Default or our covenants that are described below, including any addition of a covenant or other provision providing event risk or similar protection.

We have the ability to issue indenture securities with terms different from those of indenture securities previously issued and, without the consent of the holders thereof, to reopen a previous issue of a series of indenture securities and issue additional indenture securities of that series unless the reopening was restricted when that series was created.

Conversion and Exchange

If any debt securities are convertible into or exchangeable for other securities, the applicable prospectus supplement will explain the terms and conditions of the conversion or exchange, including the conversion price or exchange ratio (or the calculation method), the conversion or exchange period (or how the period will be determined), if conversion or exchange will be mandatory or at the option of the holder or us, provisions for adjusting the conversion price or the exchange ratio and provisions affecting conversion or exchange in the event of the redemption of the underlying debt securities. These terms may also include provisions under which the number or amount of other securities to be received by the holders of the debt securities upon conversion or exchange would be calculated according to the market price of the other securities as of a time stated in the applicable prospectus supplement.

Issuance of Securities in Registered Form

We may issue the debt securities in registered form, in which case we may issue them either in book-entry form only or in “certificated” form. Debt securities issued in book-entry form will be represented by global securities. We expect that we will usually issue debt securities in book-entry only form represented by global securities.

Book-Entry Holders

We will issue registered debt securities in book-entry form only, unless we specify otherwise in the applicable prospectus supplement. This means debt securities will be represented by one or more global securities registered in the name of a depositary that will hold them on behalf of financial institutions that participate in the depositary’s book- entry system. These participating institutions, in turn, hold beneficial interests in the debt securities held by the depositary or its nominee. These institutions may hold these interests on behalf of themselves or customers.

Under the indenture, only the person in whose name a debt security is registered is recognized as the holder of that debt security. Consequently, for debt securities issued in book-entry form, we will recognize only the depositary as the holder of the debt securities and we will make all payments on the debt securities to the depositary. The depositary will then pass along the payments it receives to its participants, which in turn will pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the debt securities.

As a result, investors will not own debt securities directly. Instead, they will own beneficial interests in a global security through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the debt securities are represented by one or more global securities, investors will be indirect holders, and not holders, of the debt securities.

Street Name Holders

In the future, we may issue debt securities in certificated form or terminate a global security. In these cases, investors may choose to hold their debt securities in their own names or in “street name.” Debt securities held in street name are registered in the name of a bank, broker or other financial institution chosen by the investor, and the investor would hold a beneficial interest in those debt securities through the account he or she maintains at that institution.

For debt securities held in street name, we will recognize only the intermediary banks, brokers, and other financial institutions in whose names the debt securities are registered as the holders of those debt securities, and we will make all payments on those debt securities to them. These institutions will pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold debt securities in street name will be indirect holders, and not holders, of the debt securities.

Legal Holders

Our obligations, as well as the obligations of the applicable trustee and those of any third parties employed by us or the applicable trustee, run only to the legal holders of the debt securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a debt security or has no choice because we are issuing the debt securities only in book-entry form.

For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, if we want to obtain the approval of the holders for any purpose (for example, to amend an indenture or to relieve us of the consequences of a default or of our obligation to comply with a particular provision of an indenture), we would seek the approval only from the holders, and not the indirect holders, of the debt securities. Whether and how the holders contact the indirect holders is up to the holders.

When we refer to you, we mean those who invest in the debt securities being offered by this prospectus, whether they are the holders or only indirect holders of those debt securities. When we refer to your debt securities, we mean the debt securities in which you hold a direct or indirect interest.

Special Considerations for Indirect Holders

If you hold debt securities through a bank, broker, or other financial institution, either in book-entry form or in street name, we urge you to check with that institution to find out:

•	how it handles securities payments and notices;

•	whether it imposes fees or charges;

•	how it would handle a request for the holders’ consent, if ever required;

•	whether and how you can instruct it to send you debt securities registered in your own name so you can be a holder, if that is permitted in the future for a particular series of debt securities;

•	how it would exercise rights under the debt securities if there were a default or other event triggering the need for holders to act to protect their interests; and

•	if the debt securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

Global Securities

As noted above, we usually will issue debt securities as registered securities in book-entry form only. A global security represents one or any other number of individual debt securities. Generally, all debt securities represented by the same global securities will have the same terms.

Each debt security issued in book-entry form will be represented by a global security that we deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, DTC will be the depositary for all debt securities issued in book-entry form.

A global security may not be transferred to or registered in the name of anyone other than the depositary or its nominee unless special termination situations arise. We describe those situations below under “Special Situations when a Global Security will be Terminated.” As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all debt securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank, or other financial institution that in turn has an account with the depositary or with another institution that has an account with the depositary. Thus, an investor whose security is represented by a global security will not be a holder of the debt security, but only an indirect holder of a beneficial interest in the global security.

Special Considerations for Global Securities

As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. The depositary that holds the global security will be considered the holder of the debt securities represented by the global security.

If debt securities are issued only in the form of a global security, an investor should be aware of the following:

•
An investor cannot cause the debt securities to be registered in his or her name and cannot obtain certificates for his or her interest in the debt securities, except in the special situations we describe below.

•
An investor will be an indirect holder and must look to his or her own bank or broker for payments on the debt securities and protection of his or her legal rights relating to the debt securities, as we describe under “Issuance of Securities in Registered Form” above.

•	An investor may not be able to sell interests in the debt securities to some insurance companies and other institutions that are required by law to own their securities in non-book-entry form.

•
An investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the debt securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective.

•
The depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges, and other matters relating to an investor’s interest in a global security. We and the trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in a global security. We and the trustee also do not supervise the depositary in any way.

•	If we redeem less than all the debt securities of a particular series being redeemed, DTC’s practice is to determine by lot the amount to be redeemed from each of its participants holding that series.

•
An investor is required to give notice of the exercise of any option to elect repayment of its debt securities, through its participant, to the applicable trustee and to deliver the related debt securities by causing its participant to transfer its interest in those debt securities, on DTC’s records, to the applicable trustee.

•
DTC requires that those who purchase and sell interests in a global security deposited in its book‑entry system use immediately available funds. Your broker or bank may also require you to use immediately available funds when purchasing or selling interests in a global security.

•
Financial institutions that participate in the depositary’s book‑entry system, and through which an investor holds its interest in a global security, may also have their own policies affecting payments, notices and other matters relating to the debt securities. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

Special Situations when a Global Security will be Terminated

In a few special situations described below, a global security will be terminated and interests in it will be exchanged for certificates in non‑book‑entry form (certificated securities). After that exchange, the choice of whether to hold the certificated debt securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in a global security transferred on termination to their own names so that they will be holders. We have described the rights of legal holders and street name investors under “Issuance of Securities in Registered Form” above.

The applicable prospectus supplement may list situations for terminating a global security that would apply only to the particular series of debt securities covered by the prospectus supplement. If a global security is terminated, only the depositary, and not we or the applicable trustee, is responsible for deciding the names of the institutions in whose names the debt securities represented by the global security will be registered and, therefore, who will be the holders of those debt securities.

Payment and Paying Agents

We will pay interest (either in cash or by delivery of additional indenture securities, as applicable) to the person listed in the applicable trustee’s records as the owner of the debt security at the close of business on a particular day in advance of each due date for interest, even if that person no longer owns the debt security on the interest due date. That day, usually about two (2) weeks in advance of the interest due date, is called the “record date.” Because we will pay all the interest for an interest period to the holders on the record date, holders buying and selling debt securities must work out between themselves the appropriate purchase price. The most common manner is to adjust the sales price of the debt securities to prorate interest fairly between buyer and seller based on their respective ownership periods within the particular interest period. This prorated interest amount is called “accrued interest.”

Payments on Global Securities

We will make payments on a global security in accordance with the applicable policies of the depositary as in effect from time to time. Under those policies, we will make payments directly to the depositary, or its nominee, and not to any indirect holders who own beneficial interests in the global security. An indirect holder’s right to those payments will be governed by the rules and practices of the depositary and its participants, as described under “—Special Considerations for Global Securities.”

Payments on Certificated Securities

We will make payments on a certificated debt security as follows. We will pay interest that is due on an interest payment date by check mailed (or additional securities issued) on the interest payment date to the holder at his or her address shown on the trustee’s records as of the close of business on the regular record date. We will make all payments of principal and premium, if any, by check at the office of the applicable trustee in New York, New York, and/or at other offices that may be specified in the prospectus supplement or in a notice to holders against surrender of the debt security.

Alternatively, if the holder asks us to do so, we will pay any cash amount that becomes due on the debt security by wire transfer of immediately available funds to an account at a bank in the United States, on the due date.

Payment When Offices Are Closed

If any payment is due on a debt security on a day that is not a business day, we will make the payment on the next day that is a business day. Payments made on the next business day in this situation will be treated under the indenture as if they were made on the original due date, except as otherwise indicated in the attached prospectus supplement. Such payment will not result in a default under any debt security or the indenture, and no interest will accrue on the payment amount from the original due date to the next day that is a business day.

Book-entry and other indirect holders should consult their banks or brokers for information on how they will receive payments on their debt securities.

Events of Default

You will have rights if an Event of Default occurs in respect of the debt securities of your series and is not cured, as described later in this subsection.

The term “Event of Default” in respect of the debt securities of your series means any of the following:

•	We do not pay interest on a debt security of the series within thirty (30) days of its due date.

•	We do not pay the principal of, or any premium on, a debt security of the series on its due date.

•	We do not deposit any sinking fund payment in respect of debt securities of the series within two (2) business days of its due date.

•
We remain in breach of a covenant in respect of debt securities of the series for sixty (60) days after we receive a written notice of default stating we are in breach. The notice must be sent by either the trustee or holders of at least 25% of the principal amount of debt securities of the series.

•	We file for bankruptcy or certain other events of bankruptcy, insolvency or reorganization occur.

•	Any other Event of Default in respect of debt securities of the series described in the applicable prospectus supplement occurs.

An Event of Default for a particular series of debt securities does not necessarily constitute an Event of Default for any other series of debt securities issued under the same or any other indenture. The trustee may withhold notice to the holders of debt securities of any default, except in the payment of principal, premium or interest, if it in good faith considers the withholding of notice to be in the best interests of the holders.

Remedies if an Event of Default Occurs

If an Event of Default has occurred and has not been cured, the trustee or the holders of at least 25% in principal amount of the debt securities of the affected series may declare the entire principal amount of all the debt securities of that series to be due and immediately payable. This is called a declaration of acceleration of maturity. A declaration of acceleration of maturity may be canceled by the holders of a majority in principal amount of the debt securities of the affected series if (1) we have deposited with the trustee all amounts due and owing with respect to the securities, and (2) no other Events of Default are continuing.

Except in cases of default, where the trustee has some special duties, the trustee is not required to take any action under the indenture at the request of any holders unless the holders offer the trustee reasonable protection from expenses and liability (called an “indemnity”). If reasonable indemnity is provided, the holders of a majority in principal amount of the outstanding debt securities of the relevant series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee. The trustee may refuse to follow those directions in certain circumstances. No delay or omission in exercising any right or remedy will be treated as a waiver of that right, remedy or Event of Default.

Before you are allowed to bypass your trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to the debt securities, the following must occur:

•	You must give your trustee written notice that an Event of Default has occurred and remains uncured.

•
The holders of at least 25% in principal amount of all outstanding debt securities of the relevant series must make a written request that the trustee take action because of the default and must offer reasonable indemnity to the trustee against the cost and other liabilities of taking that action.

•	The trustee must not have taken action for sixty (60) days after receipt of the above notice and offer of indemnity.

•	The holders of a majority in principal amount of the debt securities must not have given the trustee a direction inconsistent with the above notice during that sixty (60) day period.

However, you are entitled at any time to bring a lawsuit for the payment of money due on your debt securities on or after the due date.

Holders of a majority in principal amount of the debt securities of the affected series may waive any past defaults other than:

•	the payment of principal, any premium or interest; or

•	in respect of a covenant that cannot be modified or amended without the consent of each holder.

Book-entry and other indirect holders should consult their banks or brokers for information on how to give notice or direction to or make a request of the trustee and how to declare or cancel an acceleration of maturity.

Each year, we will furnish to each trustee a written statement of certain of our officers certifying that to their knowledge we are in compliance with the indenture and the debt securities or else specifying any default.

Merger or Consolidation

Under the terms of the indenture, we are generally permitted to consolidate or merge with another entity. We are also permitted to sell all or substantially all our assets to another entity. However, we may not take any of these actions unless all the following conditions are met:

•	Where we merge out of existence or sell our assets, the resulting entity must agree to be legally responsible for our obligations under the debt securities.

•
The merger or sale of assets must not cause a default on the debt securities and we must not already be in default (unless the merger or sale would cure the default). For purposes of this no‑default test, a default would include an Event of Default that has occurred and has not been cured, as described under “Events of Default” above. A default for this purpose would also include any event that would be an Event of Default if the requirements for giving us a notice of default or our default having to exist for a specific period of time were disregarded.

•	We must deliver certain certificates and documents to the trustee.

•	We must satisfy any other requirements specified in the prospectus supplement relating to a particular series of debt securities.

Modification or Waiver

There are three types of changes we can make to the indenture and the debt securities issued thereunder.

Changes Requiring Approval by the Holders of the Debt Securities

First, there are changes that we cannot make without specific approval by the holders of the debt securities. The following is a list of those types of changes:

•	change the stated maturity of the principal of, or interest on, a debt security;

•	reduce any amounts due on a debt security;

•	reduce the amount of principal payable upon acceleration of the maturity of a security following a default;

•	adversely affect any right of repayment at the holder’s option;

•	change the place (except as otherwise described in the prospectus or prospectus supplement) or currency of payment on a debt security;

•	impair the right of a holder of the debt securities to sue for payment;

•	adversely affect any right to convert or exchange a debt security in accordance with its terms;

•	modify the subordination provisions in the indenture in a manner that is adverse to holders of the debt securities;

•	reduce the percentage of holders of debt securities whose consent is needed to modify or amend the indenture;

•	reduce the percentage of holders of debt securities whose consent is needed to waive compliance with certain provisions of the indenture or to waive certain defaults;

•
modify any other aspect of the provisions of the indenture dealing with supplemental indentures, modification and waiver of past defaults, changes to the quorum or voting requirements or the waiver of certain covenants; and

•	change any obligation we have to pay additional amounts.

Changes Not Requiring Approval

The second type of change does not require any vote by the holders of the debt securities. This type is limited to clarifications and certain other changes that would not adversely affect holders of the outstanding debt securities in any material respect. We also do not need any approval to make any change that affects only debt securities to be issued under the indenture after the change takes effect.

Changes Requiring Majority Approval

Any other change to the indenture and the debt securities would require the following approval:

•	If the change affects only one series of debt securities, it must be approved by the holders of a majority in principal amount of that series.

•
If the change affects more than one series of debt securities issued under the same indenture, it must be approved by the holders of a majority in principal amount of all of the series affected by the change, with all affected series voting together as one class for this purpose.

In each case, the required approval must be given by written consent.

The holders of a majority in principal amount of all of the series of debt securities issued under an indenture, voting together as one class for this purpose, may waive our compliance with some of our covenants in that indenture. However, we cannot obtain a waiver of a payment default or of any of the matters covered by the bullet points included above under “—Changes Requiring Approval by the Holders of the Debt Securities.”

Changes Requiring the Israeli Court Approval

Under the Companies Law, any compromise or arrangement between a company and its shareholders or its debenture holders regarding a substantial change in the repayment terms of the debentures, which includes a payment reduction or postponement of repayment, including the arrangement or compromise under which the debentures will be repaid, in whole or in part, by issuance of other securities to the debenture holders, is regarded as a “Debt Arrangement.” Debt Arrangements are subject to a special procedure specified under the Companies Law and are subject to, among other things, the approval of a competent Israeli court, and to the appointment of an expert on behalf of the court, for examination of the proposed debt settlement.

Further Details Concerning Voting

When taking a vote, we will use the following rules to decide how much principal to attribute to a debt security:

•
For original issue discount securities, we will use the principal amount that would be due and payable on the voting date if the maturity of these debt securities were accelerated to that date because of a default.

•
For debt securities whose principal amount is not known (for example, because it is based on an index), we will use the principal face amount at original issuance or a special rule for that debt security described in the prospectus supplement.

•	For debt securities denominated in one (1) or more foreign currencies, we will use the dollar equivalent.

Debt securities will not be considered outstanding, and therefore not eligible to vote, if we have deposited or set aside in trust money for their payment or redemption or if we, any other obligor, or any affiliate of us or any obligor own such debt securities. Debt securities will also not be eligible to vote if they have been fully defeased as described later under “Defeasance — Full Defeasance.”

We will generally be entitled to set any day as a record date for the purpose of determining the holders of outstanding indenture securities that are entitled to vote or take other action under the indenture. However, the record date may not be more than thirty (30) days before the date of the first solicitation of holders to vote on or take such action. If we set a record date for a vote or other action to be taken by holders of one (1) or more series, that vote or action may be taken only by persons who are holders of outstanding indenture securities of those series on the record date and must be taken within eleven (11) months following the record date.

Book-entry and other indirect holders should consult their banks or brokers for information on how approval may be granted or denied if we seek to change the indenture or the debt securities or request a waiver.

Defeasance

The following provisions will be applicable to each series of debt securities unless we state in the applicable prospectus supplement that the provisions of covenant defeasance and full defeasance will not be applicable to that series.

Covenant Defeasance

Under current U.S. federal tax law and the indenture, we can make the deposit described below and be released from some of the restrictive covenants in the indenture under which the particular series was issued. This is called “covenant defeasance.” In that event, you would lose the protection of those restrictive covenants but would gain the protection of having money and government securities set aside in trust to repay your debt securities. If applicable, you also would be released from the subordination provisions described under “Indenture Provisions — Subordination” below. In order to achieve covenant defeasance, we must do the following:

•
If the debt securities of the particular series are denominated in dollars, we must deposit in trust for the benefit of all holders of such debt securities a combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on the debt securities on their various due dates and any mandatory sinking fund payments or analogous payments.

•
We must deliver to the trustee a legal opinion of our counsel confirming that, under current U.S. federal income tax law, we may make the above deposit without causing you to be taxed on the debt securities any differently than if we did not make the deposit and just repaid the debt securities ourselves at maturity.

•
We must deliver to the trustee a legal opinion of our counsel stating that the above deposit does not require registration by us under the Investment Company Act of 1940, as amended, or the 1940 Act, and a legal opinion and officers’ certificate stating that all conditions precedent to covenant defeasance have been complied with.

•	Defeasance must not result in a breach of the indenture or any of our other material agreements.

•	Satisfy the conditions for covenant defeasance contained in any supplemental indentures.

If we accomplish covenant defeasance, you can still look to us for repayment of the debt securities if there were a shortfall in the trust deposit or the trustee is prevented from making payment. In fact, if one of the remaining Events of Default occurred (such as our bankruptcy) and the debt securities became immediately due and payable, there might be a shortfall. Depending on the event causing the default, you may not be able to obtain payment of the shortfall.

Full Defeasance

If there is a change in U.S. federal tax law, as described below, we can legally release ourselves from all payment and other obligations on the debt securities of a particular series (called “full defeasance”) if we put in place the following other arrangements for you to be repaid:

•
If the debt securities of the particular series are denominated in dollars, we must deposit in trust for the benefit of all holders of such debt securities a combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on the debt securities on their various due dates and any mandatory sinking fund payments or analogous payments.

•
We must deliver to the trustee a legal opinion confirming that there has been a change in current U.S. federal tax law or an IRS ruling that allows us to make the above deposit without causing you to be taxed on the debt securities any differently than if we did not make the deposit and just repaid the debt securities ourselves at maturity. Under current U.S. federal tax law, the deposit and our legal release from the debt securities would be treated as though we paid you your share of the cash and notes or bonds at the time the cash and notes or bonds were deposited in trust in exchange for your debt securities and you would recognize gain or loss on the debt securities at the time of the deposit.

•
We must deliver to the trustee a legal opinion of our counsel stating that the above deposit does not require registration by us under the 1940 Act and a legal opinion and officers’ certificate stating that all conditions precedent to defeasance have been complied with.

•	Defeasance must not result in a breach of the indenture or any of our other material agreements.

•	Satisfy the conditions for covenant defeasance contained in any supplemental indentures.

If we ever did accomplish full defeasance, as described above, you would have to rely solely on the trust deposit for repayment of the debt securities. You could not look to us for repayment in the unlikely event of any shortfall. Conversely, the trust deposit would most likely be protected from claims of our lenders and other creditors if we ever became bankrupt or insolvent. If applicable, you would also be released from the subordination provisions described later under “Indenture Provisions — Subordination.”

Form, Exchange, and Transfer of Certificated Registered Securities

If registered debt securities cease to be issued in book-entry form, they will be issued:

•	only in fully registered certificated form;

•	without interest coupons; and

•	unless we indicate otherwise in the prospectus supplement, in denominations of $1,000 and amounts that are multiples of $1,000.

Holders may exchange their certificated securities for debt securities of smaller denominations or combined into fewer debt securities of larger denominations, as long as the total principal amount is not changed and as long as the denomination is greater than the minimum denomination for such securities.

Holders may exchange or transfer their certificated securities at the office of their trustee. We have appointed the trustee to act as our agent for registering debt securities in the names of holders transferring debt securities. We may appoint another entity to perform these functions or perform them ourselves.

Holders will not be required to pay a service charge to transfer or exchange their certificated securities, but they may be required to pay any tax or other governmental charge associated with the transfer or exchange. The transfer or exchange will be made only if our transfer agent is satisfied with the holder’s proof of legal ownership.

If we have designated additional transfer agents for your debt security, they will be named in your prospectus supplement. We may appoint additional transfer agents or cancel the appointment of any particular transfer agent. We may also approve a change in the office through which any transfer agent acts.

If any certificated securities of a particular series are redeemable and we redeem less than all the debt securities of that series, we may block the transfer or exchange of those debt securities during the period beginning fifteen (15) days before the day we mail the notice of redemption and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers or exchanges of any certificated securities selected for redemption, except that we will continue to permit transfers and exchanges of the unredeemed portion of any debt security that will be partially redeemed.

If a registered debt security is issued in book-entry form, only the depositary will be entitled to transfer and exchange the debt security as described in this subsection, since it will be the sole holder of the debt security.

Resignation of Trustee

Each trustee may resign or be removed with respect to one (1) or more series of indenture securities provided that a successor trustee is appointed to act with respect to these series and has accepted such appointment. In the event that two (2) or more persons are acting as trustee with respect to different series of indenture securities under the indenture, each of the trustees will be a trustee of a trust separate and apart from the trust administered by any other trustee.

Indenture Provisions — Subordination

Upon any distribution of our assets upon our dissolution, winding up, liquidation or reorganization, the payment of the principal of (and premium, if any) and interest, if any, on any indenture securities denominated as subordinated debt securities is to be subordinated to the extent provided in the indenture in right of payment to the prior payment in full of all Designated Senior Indebtedness (as defined below), but our obligation to you to make payment of the principal of (and premium, if any) and interest, if any, on such subordinated debt securities will not otherwise be affected. In addition, no payment on account of principal (or premium, if any), sinking fund or interest, if any, may be made on such subordinated debt securities at any time unless full payment of all amounts due in respect of the principal (and premium, if any), sinking fund and interest on Designated Senior Indebtedness has been made or duly provided for in money or money’s worth.

In the event that, notwithstanding the foregoing, any payment by us is received by the trustee in respect of subordinated debt securities or by the holders of any of such subordinated debt securities before all Designated Senior Indebtedness is paid in full, the payment or distribution must be paid over to the holders of the Designated Senior Indebtedness or on their behalf for application to the payment of all the Designated Senior Indebtedness remaining unpaid until all the Designated Senior Indebtedness has been paid in full, after giving effect to any concurrent payment or distribution to the holders of the Designated Senior Indebtedness. Subject to the payment in full of all Designated Senior Indebtedness upon this distribution by us, the holders of such subordinated debt securities will be subrogated to the rights of the holders of the Designated Senior Indebtedness to the extent of payments made to the holders of the Designated Senior Indebtedness out of the distributive share of such subordinated debt securities.

By reason of this subordination, in the event of a distribution of our assets upon our insolvency, certain of our senior creditors may recover more, ratably, than holders of any subordinated debt securities or the holders of any indenture securities that are not Designated Senior Indebtedness or subordinated debt securities. The indenture provides that these subordination provisions will not apply to money and securities held in trust under the defeasance provisions of the indenture.

Designated Senior Indebtedness is defined in the indenture as the principal of (and premium, if any) and unpaid interest on:

•
our indebtedness (including indebtedness of others guaranteed by us), whenever created, incurred, assumed or guaranteed, for money borrowed, that we have designated as “Designated Senior Indebtedness” for purposes of the indenture and in accordance with the terms of the indenture (including any indenture securities designated as Designated Senior Indebtedness); and

•	renewals, extensions, modifications and refinancings of any of this indebtedness.

If this prospectus is being delivered in connection with the offering of a series of indenture securities denominated as subordinated debt securities, the accompanying prospectus supplement will set forth the approximate amount of our Designated Senior Indebtedness and of our other indebtedness outstanding as of a recent date.

Secured Indebtedness

Certain of our indebtedness, including certain series of indenture securities, may be secured. The prospectus supplement for each series of indenture securities will describe the terms of any security interest for such series and will indicate the approximate amount of our secured indebtedness as of a recent date. In the event of a distribution of our assets upon our insolvency, the holders of unsecured indenture securities may recover less, ratably, than holders of any of our secured indebtedness.

The Trustee under the Indenture

The Bank of New York Mellon serves as the trustee under the indenture.

Certain Considerations Relating to Foreign Currencies

Debt securities denominated or payable in foreign currencies may entail significant risks. These risks include the possibility of significant fluctuations in the foreign currency markets, the imposition or modification of foreign exchange controls and potential illiquidity in the secondary market. These risks will vary depending upon the currency or currencies involved and will be more fully described in the applicable prospectus supplement.

DESCRIPTION OF SUBSCRIPTION RIGHTS

We may issue subscription rights to purchase our ordinary shares and/or our ADSs. These subscription rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the shareholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

The prospectus supplement relating to any subscription rights we offer, if any, will, to the extent applicable, include specific terms relating to the offering, including some or all of the following:

•	the price, if any, for the subscription rights;

•	the exercise price payable for each ordinary share and/or ADS upon the exercise of the subscription rights;

•	the number of subscription rights to be issued to each shareholder;

•	the number and terms of the ordinary shares and/or ADSs which may be purchased per each subscription right;

•	the extent to which the subscription rights are transferable;

•	any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;

•	the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;

•	the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities; and

•	if applicable, the material terms of any standby underwriting or purchase arrangement which may be entered into by us in connection with the offering of subscription rights.

The description in the applicable prospectus supplement of any subscription rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable subscription right agreement, which will be filed with the SEC if we offer subscription rights. For more information on how you can obtain copies of the applicable subscription right agreement if we offer subscription rights, see “Where You Can Find More Information” beginning on page 40 and “Documents Incorporated by Reference” beginning on page 41. We urge you to read the applicable subscription right agreement and any applicable prospectus supplement in their entirety.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of ADSs. We may issue warrants independently of or together with ordinary shares (including ordinary shares represented by ADSs) offered by any prospectus supplement, and we may attach the warrants to, or issue them separately from, ordinary shares (including ordinary shares represented by ADSs). As of December 28, 2023, we have an aggregate of warrants outstanding to purchase an aggregate of up to 14,421,981 ADSs representing 216,329,719 ordinary shares with a weighted average exercise price of $2.62, per ADS, including the Outstanding Registered Warrants, as defined below. However, unless set forth in the applicable prospectus supplement, any warrants offered pursuant to this prospectus will be of a separate class and have different terms from the Outstanding Registered Warrants.

Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent, all as set forth in the prospectus supplement relating to the particular issue of offered warrants. The warrant agent will act solely as our agent in connection with the warrant certificates relating to the warrants and will not assume any obligation or relationship of agency or trust with any holders of warrant certificates or beneficial owners of warrants. The following summaries of certain provisions of the warrant agreements and warrants do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all the provisions of the warrant agreement and the warrant certificates relating to each series of warrants which we will file with the SEC and incorporate by reference as an exhibit to the registration statement of which this prospectus is a part at or prior to the time of the issuance of any series of warrants.

General

The applicable prospectus supplement will describe the terms of the warrants, including as applicable:

•	the offering price;

•	the aggregate number or amount of underlying securities purchasable upon exercise of the warrants and the exercise price;

•	the number of warrants being offered;

•	the date, if any, after which the warrants and the underlying securities will be transferable separately;

•	the date on which the right to exercise the warrants will commence, and the date on which the right will expire, or the Expiration Date;

•	the number of warrants outstanding, if any;

•	any material Israeli and/or U.S. federal income tax consequences;

•	the terms, if any, on which we may accelerate the date by which the warrants must be exercised; and;

•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Warrants will be offered and exercisable for U.S. dollars only and will be in registered form only.

Holders of warrants will be able to exchange warrant certificates for new warrant certificates of different denominations, present warrants for registration of transfer, and exercise warrants at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Prior to the exercise of any warrants, holders of the warrants to purchase ordinary shares will not have any rights of holders of ordinary shares, including the right to receive payments of dividends, if any, or to exercise any applicable right to vote.

Certain Risk Considerations

 Any warrants we issue will involve a degree of risk, including risks arising from fluctuations in the price of the underlying ordinary shares or debt securities and general risks applicable to the securities market (or markets) on which the underlying securities trade, as applicable. Prospective purchasers of the warrants will need to recognize that the warrants may expire worthless, and, thus, purchasers should be prepared to sustain a total loss of the purchase price of their warrants. This risk reflects the nature of a warrant as an asset that, other factors held constant, tends to decline in value over time and that may, depending on the price of the underlying securities, become worthless when it expires. The trading price of a warrant at any time is expected to increase if the price of or, if applicable, dividend rate on, the underlying securities increases. Conversely, the trading price of a warrant is expected to decrease as the time remaining to expiration of the warrant decreases and as the price of or, if applicable, dividend rate on, the underlying securities, decreases. Assuming all other factors are held constant, the more a warrant is “out-of-the-money” (i.e., the more the exercise price exceeds the price of the underlying securities and the shorter its remaining term to expiration), the greater the risk that a purchaser of the warrant will lose all or part of his or her investment. If the price of the underlying securities does not rise before the warrant expires to an extent sufficient to cover a purchaser’s cost of the warrant, the purchaser will lose all or part of his or her investment in the warrant upon expiration.

In addition, prospective purchasers of the warrants should be experienced with respect to options and option transactions, should understand the risks associated with options and should reach an investment decision only after careful consideration, with their financial advisers, of the suitability of the warrants in light of their particular financial circumstances and the information discussed in this prospectus and, if applicable, the prospectus supplement. Before purchasing, exercising or selling any warrants, prospective purchasers and holders of warrants should carefully consider, among other things:

•	the trading price of the warrants;

•	the price of the underlying securities at that time;

•	the time remaining to expiration; and

•	any related transaction costs.

Some of the factors referred to above are in turn influenced by various political, economic and other factors that can affect the trading price of the underlying securities and should be carefully considered prior to making any investment decisions.

Purchasers of the warrants should further consider that the initial offering price of the warrants may be in excess of the price that a purchaser of options might pay for a comparable option in a private, less liquid transaction. In addition, it is not possible to predict the price at which the warrants will trade in the secondary market or whether any such market will be liquid. We may, but will not be obligated to, file an application to list any warrants on a U.S. national securities exchange. To the extent that any warrants are exercised, the number of warrants outstanding will decrease, which may result in a lessening of the liquidity of the warrants. Finally, the warrants will constitute our direct, unconditional and unsecured obligations and, as such, will be subject to any changes in our perceived creditworthiness.

 Exercise of Warrants

 Each holder of a warrant will be entitled to purchase that number or amount of underlying securities, at the exercise price, as will in each case be described in the prospectus supplement relating to the offered warrants. After the close of business on the Expiration Date (which may be extended by us), unexercised warrants will become void.

 Holders may exercise warrants by delivering to the warrant agent payment as provided in the applicable prospectus supplement of the amount required to purchase the underlying securities purchasable upon exercise, together with the information set forth on the reverse side of the warrant certificate. Warrants will be deemed to have been exercised upon receipt of payment of the exercise price, subject to the receipt within two (2) business days of the warrant certificate evidencing the exercised warrants. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, issue and deliver the underlying securities purchasable upon such exercise. If fewer than all of the warrants represented by a warrant certificate are exercised, we will issue a new warrant certificate for the remaining amount of warrants.

 Amendments and Supplements to Warrant Agreements

 We may amend or supplement the warrant agreement without the consent of the holders of the warrants issued under the agreement to effect changes that are not inconsistent with the provisions of the warrants and that do not adversely affect the interests of the holders.

Outstanding Registered Warrants

The ordinary shares registered under the registration statement of which this prospectus is a part include up to (i) 11,090,910 ADSs representing 166,363,650 ordinary shares issuable upon the exercise of certain warrants issued on September 21, 2022 exercisable at $1.15 per ADS and expire on September 21, 2027, (ii) and 681,818 ADSs representing 10,227,270 ordinary shares issuable upon exercise of certain placement agent warrants issued on September 21, 2022 exercisable at $1.375 per ADS and expire on September 18, 2027, both of which were issued under our registration statement on Form S-3 declared effective on January 11, 2021 (Registration No. 333-251857). Such warrants and placement agent warrants are referred to herein as the “Outstanding Registered Warrants”.

DESCRIPTION OF UNITS

We may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

The applicable prospectus supplement will describe:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	the material terms of a unit agreement under which the units will be issued;

•	any provisions for the issuance, payment, settlement, transfer, or exchange of the units or of the securities comprising the units; and

•	whether the units will be issued in fully registered or global form.

The applicable prospectus supplement will describe the terms of any units. The preceding description and any description of units in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the unit agreement and, if applicable, collateral arrangements and depositary arrangements relating to such units. For more information on how you can obtain copies of the applicable unit agreement if we offer units, see “Where You Can Find More Information” beginning on page 40 and “Incorporation of Certain Documents by Reference” beginning on page 41. We urge you to read the applicable unit agreement and any applicable prospectus supplement in their entirety.

TAXATION

The material Israeli and U.S. federal income tax consequences relating to the purchase, ownership, and disposition of any of the securities offered by this prospectus will be set forth in the prospectus supplement offering those securities or incorporated by reference from our Annual Report on Form 20-F or other public filings we make with the SEC.

PLAN OF DISTRIBUTION

The securities being offered by this prospectus may be sold:

●	through agents;

●	to or through one or more underwriters on a firm commitment or agency basis;

●	through put or call option transactions relating to the securities;

●
to or through dealers, who may act as agents or principals, including a block trade (which may involve crosses) in which a broker or dealer so engaged will attempt to sell as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	through privately negotiated transactions;

●	purchases by a broker or dealer as principal and resale by such broker or dealer for its own account pursuant to this prospectus;

●
directly to purchasers, including our affiliates, through a specific bidding or auction process, on a negotiated basis or otherwise; to or through one or more underwriters on a firm commitment or best efforts basis;

●	exchange distributions and/or secondary distributions;

●	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

●	in “at-the-market” offerings, within the meaning of Rule 415(a)(4) of the Securities Act to or through a market maker or into an existing trading market, on an exchange or otherwise;

●	transactions not involving market makers or established trading markets, including direct sales or privately negotiated transactions;

●	transactions in options, swaps or other derivatives that may or may not be listed on an exchange or

●	through any other method permitted pursuant to applicable law; or

●	through a combination of any such methods of sale.

At any time a particular offer of the securities covered by this prospectus is made, a revised prospectus or prospectus supplement, if required, will be distributed which will set forth the aggregate amount of securities covered by this prospectus being offered and the terms of the offering, including the name or names of any underwriters, dealers, brokers or agents, any discounts, commissions, concessions and other items constituting compensation from us and any discounts, commissions or concessions allowed or re-allowed or paid to dealers. Such prospectus supplement, and, if necessary, a post-effective amendment to the registration statement of which this prospectus is a part, will be filed with the SEC to reflect the disclosure of additional information with respect to the distribution of the securities covered by this prospectus. In order to comply with the securities laws of certain states, if applicable, the securities sold under this prospectus may only be sold through registered or licensed broker-dealers. In addition, in some states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from registration or qualification requirements is available and is complied with.

The distribution of securities may be affected from time to time in one or more transactions, including block transactions and transactions on The Nasdaq Capital Market or any other organized market where the securities may be traded. The securities may be sold at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices. The consideration may be cash or another form negotiated by the parties. Agents, underwriters, or broker-dealers may be paid compensation for offering and selling the securities. That compensation may be in the form of discounts, concessions, or commissions to be received from us or from the purchasers of the securities. Any dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts. If any such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act.

Agents may from time to time solicit offers to purchase the securities. If required, we will name in the applicable prospectus supplement any agent involved in the offer or sale of the securities and set forth any compensation payable to the agent. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment. Any agent selling the securities covered by this prospectus may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities.

To the extent that we make sales to or through one or more underwriters or agents in at-the-market offerings, we will do so pursuant to the terms of a distribution agreement between us and the underwriters or agents. If we engage in at-the-market sales pursuant to a distribution agreement, we will sell any of our listed securities to or through one or more underwriters or agents, which may act on an agency basis or on a principal basis. During the term of any such agreement, we may sell any of our listed securities on a daily basis in exchange transactions or otherwise as we agree with the underwriters or agents. The distribution agreement will provide that any of our listed securities which are sold will be sold at prices related to the then prevailing market prices for our listed securities. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined at this time and will be described in a prospectus supplement. Pursuant to the terms of the distribution agreement, we also may agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase, blocks of our listed securities. The terms of each such distribution agreement will be set forth in more detail in a prospectus supplement to this prospectus.

If underwriters are used in a sale, securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale, or under delayed delivery contracts or other contractual commitments. Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of securities, an underwriting agreement will be executed with the underwriter or underwriters, as well as any other underwriter or underwriters, with respect to a particular underwritten offering of securities, and will set forth the terms of the transactions, including compensation of the underwriters and dealers and the public offering price, if applicable. The prospectus and prospectus supplement will be used by the underwriters to resell the securities.

If a dealer is used in the sale of the securities, we or an underwriter will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, we will set forth in the prospectus supplement the name of the dealer and the terms of the transactions.

We may directly solicit offers to purchase the securities and may make sales of securities directly to institutional investors or others. These persons may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. To the extent required, the prospectus supplement will describe the terms of any such sales, including the terms of any bidding or auction process, if used.

Agents, underwriters, and dealers may be entitled under agreements which may be entered into with us to indemnification by us against specified liabilities, including liabilities incurred under the Securities Act, or to contribution by us to payments they may be required to make in respect of such liabilities. If required, the prospectus supplement will describe the terms and conditions of the indemnification or contribution. Some of the agents, underwriters or dealers, or their affiliates may be customers of, engage in transactions with or perform services for us or our subsidiaries.

Any person participating in the distribution of securities registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and the applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of any of our securities by that person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our securities to engage in market-making activities with respect to our securities. These restrictions may affect the marketability of our securities and the ability of any person or entity to engage in market-making activities with respect to our securities.

Certain persons participating in an offering may engage in over-allotment, stabilizing transactions, short-covering transactions, penalty bids and other transactions that stabilize, maintain, or otherwise affect the price of the offered securities. These activities may maintain the price of the offered securities at levels above those that might otherwise prevail in the open market, including by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids, each of which is described below:

●	a stabilizing bid means the placing of any bid, or the effecting of any purchase, for the purpose of pegging, fixing, or maintaining the price of a security.

●
a syndicate covering transaction means the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering.

●
a penalty bid means an arrangement that permits the managing underwriter to reclaim a selling concession from a syndicate member in connection with the offering when offered securities originally sold by the syndicate member are purchased in syndicate covering transactions.

These transactions may be affected on an exchange or automated quotation system, if the securities are listed on that exchange or admitted for trading on that automated quotation system, or in the over-the-counter market or otherwise.

If indicated in the applicable prospectus supplement, we will authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase offered securities from us at the public offering price set forth in such prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject only to those conditions set forth in the prospectus supplement and the prospectus supplement will set forth the commission payable for solicitation of such contracts.

In addition, ordinary shares, ADSs or warrants may be issued upon conversion of or in exchange for debt securities or other securities.

Any underwriters to whom offered securities are sold for public offering and sale may make a market in such offered securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The offered securities may or may not be listed on a national securities exchange. No assurance can be given that there will be a market for the offered securities.

Any securities that qualify for sale pursuant to Rule 144 or Regulation S under the Securities Act, may be sold under Rule 144 or Regulation S rather than pursuant to this prospectus.

In connection with offerings made through underwriters or agents, we may enter into agreements with such underwriters or agents pursuant to which we receive our outstanding securities in consideration for the securities being offered to the public for cash. In connection with these arrangements, the underwriters or agents may also sell securities covered by this prospectus to hedge their positions in these outstanding securities, including in short sale transactions. If so, the underwriters or agents may use the securities received from us under these arrangements to close out any related open borrowings of securities.

We may enter into derivative transactions with third parties or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, such third parties (or affiliates of such third parties) may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, such third parties (or affiliates of such third parties) may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of shares and may use securities received from us in settlement of those derivatives to close out any related open borrowings of shares. The third parties (or affiliates of such third parties) in such sale transactions will be underwriters and will be identified in the applicable prospectus supplement (or a post-effective amendment).

We may loan or pledge securities to a financial institution or other third party that in turn may sell the securities using this prospectus. Such financial institution or third party may transfer its short position to investors in our securities or in connection with a simultaneous offering of other securities offered by this prospectus or in connection with a simultaneous offering of other securities offered by this prospectus.

LEGAL MATTERS

FISCHER (FBC & Co.), Tel Aviv, Israel, will pass upon certain legal matters regarding the securities offered hereby under Israeli law and Greenberg Traurig LLP, New York, New York, will pass upon certain legal matters regarding the securities offered hereby under U.S. federal securities law. Additional legal matters may be passed upon for us or any underwriters, dealers, or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 20-F for the year ended December 31, 2022 have been so incorporated in reliance on the report (which contains an explanatory paragraph related to the Company’s ability to continue as a going concern as described in Note 1(b) to the financial statements) of Kesselman & Kesselman, Certified Public Accountants (Isr.), a member firm of PricewaterhouseCoopers International Limited, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form F-3, including amendments and relevant exhibits and schedules, under the Securities Act covering the ordinary shares to be sold in this offering. This prospectus, which constitutes a part of the registration statement, summarizes material provisions of contracts and other documents that we refer to in the prospectus. Since this prospectus does not contain all the information contained in the registration statement, you should read the registration statement and its exhibits and schedules for further information with respect to us and our ordinary shares. Our SEC filings, including the registration statement, are also available to you on the SEC’s Web site at http://www.sec.gov.

We are subject to the information reporting requirements of the Exchange Act that are applicable to foreign private issuers, and under those requirements we file reports with the SEC. Those other reports or other information may be inspected without charge at the locations described above. As a foreign private issuer, we are exempt from the rules under the Exchange Act related to the furnishing and content of proxy statements, and our officers, directors and principal shareholder are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file annual, quarterly and current reports and financial statements with the SEC as frequently or as promptly as United States companies whose securities are registered under the Exchange Act. However, we file with the SEC, within four months after the end of each fiscal year, or such applicable time as required by the SEC, an annual report on Form 20-F containing financial statements audited by an independent registered public accounting firm.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to incorporate by reference our publicly filed reports into this prospectus, which means that information included in those reports is considered part of this prospectus. Information that we file with the SEC after the date of this prospectus will automatically update and supersede the information contained in this prospectus.

This prospectus incorporates by reference the documents listed below, which have been previously filed with the SEC:

●	our Annual Report on Form 20-F for the year ended December 31, 2022, filed with the SEC on March 22, 2023;

●
our Reports on Form 6-K filed with the SEC on April 17, 2023, April 25, 2023, May 24, 2023, June 23, 2023, July 17, 2023, August 8, 2023, August 30, 2023, August 30, 2023, September 11, 2023, September 28, 2023, October 12, 2023, November 20, 2023, December 12, and December 21, 2023 (in each case, to the extent expressly incorporated by reference into our effective registration statements filed by us under the Securities Act); and

●
the description of our ordinary shares contained in Exhibit 2.2 to our Annual Report on Form 20-F for the year ended December 31, 2022, filed with the SEC on March 22, 2023, including any amendment or report filed with the SEC for the purpose of updating such description.

In addition, any reports on Form 6-K, submitted to the SEC by us pursuant to the Exchange Act after the date of the initial registration statement and prior to effectiveness of the registration statement that we specifically identify in such forms as being incorporated by reference into the registration statement of which this prospectus forms a part and all subsequent annual reports on Form 20-F filed after the effective date of this registration statement and prior to the termination of this offering and any reports on Form 6-K subsequently submitted to the SEC or portions thereof that we specifically identify in such forms as being incorporated by reference into the registration statement of which this prospectus forms a part, shall be considered to be incorporated into this prospectus by reference and shall be considered a part of this prospectus from the date of filing or submission of such documents.

The SEC maintains an Internet site at http://www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers like us that file electronically with the SEC.

We will furnish without charge to you, on written or oral request, a copy of any or all of the above documents, other than exhibits to such documents which are not specifically incorporated by reference therein. You should direct any requests for documents to:

BioLineRx Ltd. Modi’in Technology Park 2 HaMa’ayan Street Modi’in 7177871, Israel Attention: Corporate Secretary Tel.: +972-8-642-9100 e-mail: info@BioLineRx.com

The information relating to us contained in this prospectus is not comprehensive and should be read together with the information contained in the incorporated documents. Descriptions contained in the incorporated documents as to the contents of any contract or other document may not contain all the information which is of interest to you. You should refer to the copy of such contract or other document filed as an exhibit to our filings.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the State of Israel. Service of process upon us and upon our directors and officers and the Israeli experts named in this prospectus, the majority of whom reside outside the United States, may be difficult to obtain within the United States. Furthermore, because the majority of our assets and the majority of all of our directors and officers and the Israeli experts named in this prospectus are located outside the United States, any judgment obtained in the United States against us or any of these persons may be difficult to collect within the United States.

BioLineRx USA, Inc., our wholly owned subsidiary, is the U.S. agent authorized to receive service of process in any action against us arising out of this offering. The address is 77 Fourth Ave, Waltham, Massachusetts 024511; Attention: Corporate Secretary.

We have been informed by our legal counsel in Israel, FISCHER (FBC & Co.), that it may be difficult to initiate an action with respect to U.S. securities laws in Israel. Israeli courts may refuse to hear a claim based on an alleged violation of U.S. securities laws, on the grounds that Israel is not the most appropriate forum to hear such a claim. In addition, even if an Israeli court agrees to hear a claim, it may determine that Israeli law and not U.S. law is applicable to the claim. If U.S. law is found to be applicable, the content of applicable United States law must be proved as a fact by expert witnesses, which can be a time-consuming and costly process. Certain matters of procedure may also be governed by Israeli law.

Subject to certain time limitations, legal procedures and exceptions, Israeli courts may enforce a U.S. judgment in a civil matter which is non-appealable, including a judgment based upon the civil liability provisions of the Securities Act and the Exchange Act and including a monetary or compensatory judgment in a non-civil matter, provided that, among other things:

●	the judgment was rendered by a court which was, according to the laws of the state of the court, competent to render the judgment;

●
the obligation imposed by the judgment is enforceable according to the rules relating to the enforceability of judgments in Israel and the substance of the judgment is not contrary to public policy; and

●	the judgment is executory in the state in which it was given.

Even if such conditions are met, an Israeli court may not declare a foreign civil judgment enforceable if:

●	the judgment was given in a state whose laws do not provide for the enforcement of judgments of Israeli courts (subject to exceptional cases);

●	the enforcement of the judgment is likely to prejudice the sovereignty or security of the State of Israel;

●	the judgment was obtained by fraud;

●	the opportunity given to the defendant to bring its arguments and evidence before the court was not reasonable in the opinion of the Israeli court;

●	the judgment was rendered by a court not competent to render it according to the laws of private international law as they apply in Israel;

●	the judgment is contradictory to another judgment that was given in the same matter between the same parties and that is still valid; or

●	at the time the action was brought in the foreign court, a lawsuit in the same matter and between the same parties was pending before a court or tribunal in Israel.

If a foreign judgment is enforced by an Israeli court, it generally will be payable in Israeli currency, which can then be converted into non-Israeli currency and transferred out of Israel. The usual practice in an action before an Israeli court to recover an amount in a non-Israeli currency is for the Israeli court to render a judgment for the equivalent amount in Israeli currency at the rate of exchange in force on the date of the judgment, but the judgment debtor may make payment in foreign currency. Pending collection, the amount of the judgment of an Israeli court stated in Israeli currency ordinarily will be linked to the Israeli consumer price index plus interest at the annual statutory rate set by Israeli regulations prevailing at the time. Judgment creditors must bear the risk of unfavorable exchange rates.

We are incorporated under the laws of the State of Israel. Service of process upon us and upon our directors and officers and the Israeli experts named in this registration statement, substantially all of whom reside outside of the United States, may be difficult to obtain within the United States. Furthermore, because substantially all of our assets and substantially all of our directors and officers are located outside the United States, any judgment obtained in the United States against us or any of our directors and officers may not be collectible within the United States.

EXPENSES

The following is an estimate of the expenses (all of which are to be paid by us) that we may incur in connection with the securities being registered hereby. Each prospectus supplement describing an offering of securities will reflect the estimated expenses related to the offering of securities under that prospectus supplement.

SEC registration fees		$27,959
FINRA filing fee		$38,000
Legal fees and expenses	$	*
Accountants’ fees and expenses	$	*
Printing Fees	$	*
Miscellaneous	$	*
Total	$	*

*	These fees and expenses depend on the securities offered and the number of issuances and accordingly cannot be estimated at this time.

 34,332,122 American Depositary Shares Representing 514,981,830 Ordinary Shares

Pre-Funded Warrants to Purchase 15,667,878 American Depositary Shares Representing 235,018,170 Ordinary Shares

Warrants to Purchase 50,000,000 American Depositary Shares Representing 750,000,000 Ordinary Shares

Placement Agent Warrants to Purchase 2,500,000 American Depositary Shares Representing 37,500,000 Ordinary Shares

Up to 68,167,878 American Depositary Shares Representing up to 1,022,518,170 Ordinary Shares underlying the Pre-Funded Warrants, Warrants and Placement Agent Warrants

PROSPECTUS SUPPLEMENT

H.C. Wainwright & Co.

January 6, 2025